UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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VSE Corporation

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6348 Walker Lane, Alexandria, Virginia 22310-3226
Notice of 2014 Annual Meeting of
Stockholders and Proxy Statement
Fellow Stockholders:

You are cordially invited to attend the annual meeting of stockholders of VSE Corporation ("VSE" or the "Company") to be held on Tuesday, May 6, 2014, commencing at 10:00 a.m., Eastern Daylight Time, at the VSE Building, 6348 Walker Lane, Alexandria, Virginia 22310-3226 (the "Annual Meeting").

We are furnishing proxy materials to our stockholders by mail and over the Internet. You may read, print and download our 2013 Annual Report to Stockholders, 2014 Proxy Statement and Proxy Card at www.cfpproxy.com/3307. You may vote your VSE common stock by Internet, by telephone, by regular mail, or in person or represented by proxy at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting. VSE directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that contains detailed information concerning the Company's activities and operating performance.

The business to be conducted at the Annual Meeting consists of (1) the election of nine  directors, (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, (3) the approval of amendments to VSE's 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021 and (b) increasing by 250,000 shares the VSE common stock authorized for issuance under the plan, (4) the approval of an amendment to VSE's 2004 Non-Employee Directors Stock Plan extending its term from December 31, 2013 to December 31, 2018, (5) a non-binding advisory vote on executive compensation, and (6) a non-binding advisory vote on the frequency of the advisory vote on executive compensation.

VSE's Board of Directors  unanimously recommends a vote (1) "FOR" the election of each of the nine director nominees; (2) "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014; (3) "FOR" the approval of the amendments to VSE's 2006 Restricted Stock Plan; (4) "FOR" the approval of the amendment to VSE's 2004 Non-Employee Directors Stock Plan; (5) "FOR" the approval, by non-binding advisory vote, of our executive compensation; and (6) "FOR" a non-binding advisory vote, to hold an advisory vote on executive compensation on an annual basis.

On behalf of VSE's Board of Directors, please vote your VSE common stock now, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will ensure that your vote is counted. Your vote is important.

Please note the location for the Annual Meeting. The VSE Building is located in Metro Park office park at 6348 Walker Lane, Alexandria, Virginia 22310-3226.  Take Franconia-Springfield parkway to Beulah Street. Turn onto Walker Lane and proceed to the end. VSE is across from Inova Healthplex.

 I hope you will be able to join us

              Sincerely,
              VSE CORPORATION

              Clifford M. Kendall
              Chairman of the Board
April 7, 2014

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VSE CORPORATION
6348 Walker Lane, Alexandria, Virginia 22310-3226

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2014

To the Stockholders of VSE Corporation:

Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation ("VSE" or the "Company"), will be held on Tuesday, May 6, 2014, commencing at 10:00 a.m., Eastern Daylight Time, at VSE's corporate headquarters, 6348 Walker Lane, Alexandria, Virginia 22310-3226, for the following purposes (the "Annual Meeting"):

1.	To elect nine directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2014;
3.
To approve amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021, and (b) increasing by 250,000 shares the VSE common stock authorized for issuance under the plan;

4.	To approve an amendment to the VSE Corporation 2004 Non-Employee Directors Stock Plan extending its term from December 31, 2013 to December 31, 2018;
5.	To provide a non-binding advisory vote on executive compensation;
6.	To provide a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of VSE common stock as of the close of business on March 24, 2014 will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting and at any adjournments thereof, will be open to the examination of any stockholder during the 10 days prior to the Annual Meeting at VSE's offices located at 6348 Walker Lane, Alexandria, Virginia 22310-3226, during ordinary business hours.

The VSE Corporation 2013 Form 10-K and Annual Report to Stockholders, which contains the Company's consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE THE OPTIONS AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

              By Order of the Board of Directors
              Thomas M. Kiernan, Secretary
April 7, 2014

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VSE CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on May 6, 2014

ABOUT THE 2014 ANNUAL MEETING AND VOTING AT THE MEETING
This Proxy Statement is being furnished to the stockholders of VSE Corporation, a Delaware corporation ("VSE" or the "Company"), in connection with the solicitation of proxies by VSE's Board of Directors (the "Board") for use at the annual meeting of VSE's stockholders to be held on Tuesday, May 6, 2014, commencing at 10:00 a.m., Eastern Daylight Time, at the VSE Building, 6348 Walker Lane, Alexandria, Virginia 22310-3226, and at any adjournments thereof for the purposes specified in the accompanying notice of meeting (the "Annual Meeting").

The mailing address of VSE's principal executive office is 6348 Walker Lane, Alexandria, Virginia 22310-3226. VSE's telephone number is (703) 960-4600. Your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement, and proxy card from our Board are enclosed. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about April 7, 2014. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at www.cfpproxy.com/3307.

The close of business on March 24, 2014 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE's outstanding common stock, par value $.05 per share ("Stock" or "VSE Stock"), as of March 24, 2014, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred herein to as a broker non-vote.

As of the close of business on March 24, 2014, there were 5,355,698 shares of Stock outstanding and approximately 257 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 24, 2014, on all matters that may be submitted to the stockholders at the Annual Meeting. All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If you are a stockholder whose Stock is not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your Stock that is held in street name in person at the Annual Meeting, you will need a written proxy card in your name from the broker, bank or other nominee who holds your Stock.

Matters for stockholder to consider:

As discussed in more detail in this document, the purpose of the Annual Meeting is (1) to vote for the election of nine directors to the Board; (2) to ratify the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2014; (3) to approve amendments to VSE's 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021 and (b) increasing by 250,000 shares the VSE Stock authorized for issuance under the plan; (4) to approve an amendment to VSE's 2004 Non-Employee Directors Stock Plan extending its term from December 31, 2013 to December 31, 2018; (5) to provide a non-binding advisory vote on executive compensation; (6) to provide a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and (7) to transact any other business that may properly come before the Annual Meeting.

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are the Chairman of the Board and VSE's Corporate Secretary.

Recommendations of the Board

The Board recommends a vote:
1.	"FOR" the election of each of the nine director nominees named in this Proxy Statement;

2.	"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.
"FOR" the approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021 and (b) increasing by 250,000 shares of VSE Stock authorized for issuance under the plan;

4.	"FOR" the approval of an amendment to the VSE Corporation 2004 Non-Employee Directors Stock Plan extending its term from December 31, 2013 to December 31, 2018;

5.	"FOR" the approval by a non-binding advisory vote of our executive compensation; and

6.	"FOR" a recommendation, by a non-binding advisory vote, to hold an advisory vote on executive compensation on an annual basis.

Vote Required

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or abstentions.

The approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan requires the affirmative vote of a majority of the Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The approval of the amendment to the VSE Corporation 2004 Non-Employee Directors Stock Plan requires the affirmative vote of a majority of the Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The approval of the advisory resolution on the Company's executive compensation requires the affirmative vote of a majority of the Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board.

The advisory vote on the frequency of advisory votes on the Company's executive compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board. Abstentions and broker non-votes are not counted for the advisory vote on frequency of advisory votes on the Company's executive compensation and, therefore, will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board.

How to Vote

We make our proxy materials available to stockholders by mail and on the Internet. You may read, print and download our 2013 Annual Report to Stockholders, 2014 Proxy Statement and proxy card at www.cfpproxy.com/3307. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your Stock by Internet, by telephone, by regular mail or in person at the Annual Meeting. Each of these voting options is described in the notice and the proxy card.

You should complete and return your proxy card, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated the Chairman of the Board Clifford M. Kendall and VSE's Corporate Secretary Thomas M. Kiernan as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your Stock will be voted in accordance with your instructions.

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors, the amendments to the 2006 Restricted Stock Plan, the amendment to the 2004 Non-Employee Directors Stock Plan and any advisory vote regarding the Company's executive compensation are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting.

Revocation of Proxies

A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting in person may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

Proposal No. 1

Election of Directors

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, nine VSE directors who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at their previous year's meeting, with the exception of John E. "Jack" Potter, who was appointed as a director by the Board on December 6, 2013 with an effective date of January 1, 2014. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board. With the exception of Mr. Potter, who was not a Board member in 2013, all of the Board members were overwhelmingly approved for election by the stockholders at their annual meeting held on May 7, 2013. The nine nominees for election as VSE directors and certain information regarding them are as follows:

Name and Principal Occupation	Age	Director since

Ralph E. Eberhart	67	2007
General, U.S. Air Force (Ret.), formerly Commander-in-Chief, North American Aerospace Defense Command (NORAD) and U.S. Northern Command. General Eberhart retired from the Air Force in 2005 after 36 years of service. He was then appointed and continues to serve as President of the Armed Forces Benefit Association (AFBA) and as Chairman of its related enterprises. He is also a director of the following publicly traded companies: Rockwell Collins, Inc., since 2007, Triumph Group, Inc., since 2010 and Jacobs Engineering Group Inc., since 2012.

Maurice A. Gauthier	66	2009
VSE Chief Executive Officer, President and Chief Operating Officer since April 2008. VP General Manager, Computer Science Corporation (1999-2008). Mr. Gauthier retired in 1997 as a Navy Captain after a 28-year military career. Mr. Gauthier worked for VSE from October 1997 through February 1999 as Vice President and Director of Strategic Planning and Business Development, before joining the Nichols Research Corporation as President of its Navy Group. With the acquisition of Nichols Research Corporation by Computer Sciences Corporation (CSC) in 1999, Mr. Gauthier served as a CSC Vice President and General Manager until rejoining VSE in 2008.

Clifford M. Kendall	82	2001
VSE Chairman of the Board Mr. Kendall was previously Chairman of the Board of Regents of the University System of Maryland until June 30, 2011. Mr. Kendall was one of the founders of Computer Data Systems, Inc., in 1968, and he served as its Chairman and Chief Executive Officer from 1970 to 1991 and as Chairman until December 1997. Mr. Kendall has been a private investor (for more than the past five years).

Calvin S. Koonce	76	1992
President and director of Montgomery Investment Management (a securities investment firm), and is Chairman and a director of Koonce Securities, Inc., a securities broker/dealer firm (for more than the past five years).

James F. Lafond	71	2003
Retired certified public accountant and executive. From 1998 to 2002 Mr. Lafond was the Washington Area Managing Partner, Pricewaterhouse-Coopers LLP. From 1964 to 1998 he served in various leadership positions at Coopers & Lybrand. He is also a director of WGL Holdings, Inc., Washington Gas Light Co., and various nonprofit entities.

David M. Osnos	82	1968
Of counsel (previously senior partner) at Arent Fox LLP, attorneys-at-law (for more than the past five years). He is also a director of EastGroup Properties, Inc. Mr. Osnos was also a director of Washington Real Estate Investment Trust until May 2007.

John E. "Jack" Potter	58	2014
President and Chief Executive Officer of the Metropolitan Washington Airports Authority (MWAA) since July 2011. He served as the United States Postmaster General and Chief Executive Officer of the United States Postal Service (USPS) from 2001 to 2010.

Lt. Gen Jack Stultz, USA Ret.	61	2012
Consultant to the Defense Industry and former Chief Army Reserve/ Commanding General, US Army Reserve Command from 2002 to 2012, retiring September 15, 2012. He was an operations manager for The Procter & Gamble Company from 1979 to 2007. General Stultz entered active duty in 1974 after receiving his officer's commission from the Army Reserve Officer Training Corps (ROTC) at Davidson College.

Bonnie K. Wachtel	58	1991
Principal and Director, Wachtel & Co., Inc., brokers and underwriters (for more than the past five years). She is also a director of The ExOne Company and Information Analysis Incorporated. She served as a director of Integral Systems Inc. from January 2010 until it was acquired in August 2011.

Board, Committees and Corporate Governance

The Board had eight members during 2013. On December 6, 2013 the Board appointed Jack Potter to the Board, effective January 1, 2014, and as a result, the Board currently has nine members.    Except for Mr. Gauthier who serves as our Chief Executive Officer and President, all of our nominees for directors are "independent" as defined by the applicable rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). Because our Chairman of the Board has no affiliation with the Company other than serving as Chairman of the Board, we do not have a senior non-executive director. Our eight independent directors regularly have the opportunity to meet without any management members present. During 2013, there were five regular Board meetings, and each director attended at least 75% of the total number of Board meetings (in person or by telephone) and at least 75% of the meetings of Board committees on which he or she served (during the period that he or she served). We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual stockholder meeting and is available to answer stockholder questions. All eight directors, including our then seven independent directors, attended our annual stockholders meeting in 2013.

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The current charters for each of the Board committees are available on our Internet website, www.vsecorp.com. The Board committee members, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ralph E. Eberhart		Chair	X
Maurice A. Gauthier
Clifford M. Kendall	X	X	X
Calvin S. Koonce		X	Chair
James F. Lafond	Chair		X
David M. Osnos
Jack E. Potter			X
Jack C. Stultz	X		X
Bonnie K. Wachtel	X		X

Changes in Committee Membership from 2013-2014 Term

Effective January 1, 2014, Jack Potter became a Board member and a member of the Board's Nominating and Corporate Governance Committee.

Audit Committee

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of independent audit, financial reporting, internal controls and disclosure controls, and internal audit, and evaluating the action management has taken to identify, monitor and control such exposures.

All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the Securities and Exchange Commission (the "SEC") and NASDAQ. Each committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flow. The Board has determined that Mr. Lafond is an "audit committee financial expert" as defined in SEC Regulation S-K Item 407(d) (5). The Audit Committee met eight times during 2013.

Compensation Committee

The primary purpose of the Compensation Committee is to oversee VSE's compensation structure, to review and provide guidance to the Board regarding the compensation of VSE's officers and directors, including the compensation of VSE's chief executive officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans, including restricted stock and deferred compensation plans, and to perform such other duties and responsibilities as are consistent with the committee's charter. The Compensation Committee reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures related to compensation of directors, executives and management and the administration of our performance incentive and employee benefit plans, and evaluates the actions management has taken to identify, monitor and control such exposures. Each of the committee members is independent in accordance with applicable NASDAQ rules. The Compensation Committee met four times during 2013.

Matters recommended by the Compensation Committee, and any delegation of its authority, are subject to Board approval. If such approval is not received, the Compensation Committee will reconsider the recommendation or proposed delegation. The Compensation Committee has the authority to retain outside counsel or other experts or consultants as needed. Additional information on the role and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis section below.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and with corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE officers and directors, and conflicts of interest involving VSE officers, directors and employees. The committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of corporate governance, compliance and ethics, as well as succession planning for the directors and senior management, and the actions management has taken to identify, monitor and control such exposures.

Each of the committee members is independent in accordance with applicable NASDAQ rules. The Nominating and Corporate Governance Committee met two times during 2013.

Committee Structure and Risk

The Board has overall responsibility for oversight of our risk management plans, policies and practices. Each Board committee has been assigned oversight of certain risks associated with its respective activities as discussed in this document, and each committee's charter has been revised to reflect these risk oversight responsibilities. The Board has approved a risk management policy that delineates the risk oversight responsibilities of management, the Board and its committees.

Director Nominations and Qualifications

            Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE's by-laws and must be received in writing by VSE's Corporate Secretary no later than 90 days before the date in the current year that corresponds to the date on which the annual meeting was held during the immediate prior year. (Nominations for the year 2015-2016 should be received by the Corporate Secretary no later than February 6, 2015.) Such recommendation shall be accompanied by the proposing stockholder's name, evidence that such stockholder is a beneficial owner of VSE Stock, and the candidate's name, biographical data and qualifications.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the directorship criteria discussed below. On December 6, 2013, the Board appointed Jack E. Potter effective as of January 1, 2014, as a director and a member of the Nominating and Corporate Governance Committee.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. Board members should be committed to enhancing stockholder value and have sufficient time to satisfy their duties and provide insight and practical wisdom based on experience. A Board member's service as a member of other boards of directors of publicly traded companies should be limited so that the director is able, given his or her individual circumstances, to perform responsibly all duties as a Board member. Each director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of "diversity," the Nominating and Corporate Governance Committee has recently discussed diversity considerations of potential Board nominees within the context of Board succession planning. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, including experience in business areas related to our potential growth areas, race, gender, age and factors that promote alignment of the Board with the interests of stockholders. The Nominating and Corporate Governance Committee recently discussed potential retirement timeframes, transition planning with regard to succession, and optimal Board size.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for Board membership. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The committee has not in the past retained any third party to assist in identifying nominees for Board membership.

The traits identified with respect to the current director nominees as qualifications to serve on the Board include:

Ralph E. Eberhart	. .
Experience as Chairman and President of the Armed Forces Benefit Association provides insight into challenges associated with managing complex organizations and holding management accountable for company performance.
Expertise in the defense industry due to 36 years of experience in the U.S. Air Force and senior positions in the U.S. military, including assignment as Commander-in-Chief North American Aerospace Defense Command and U.S. Northern Command.

Maurice A. Gauthier	. .
Chief Executive Officer and President of VSE; experience as Vice President and General Manager of Computer Sciences Corporation provides insight into challenges associated with managing complex organizations and with holding management accountable for performance.
Familiarity with core customer due to 28 years as an officer in the United States Navy.

Clifford M. Kendall	. .
Expertise in public company accounting, disclosure and financial system management due to roles as Chairman and Chief Executive Officer of Computer Data Systems from 1970 to 1991 and Chairman until 1997.
Experience as a private investor provides insight into the enhancement of stockholder value.

Calvin S. Koonce	. .
Experience as President of Koonce Securities, Inc., a registered securities broker-dealer provides insight into the enhancement of stockholder value.
Familiarity with the core strategy and operations of VSE due to over 21 years as a Board member.

James F. Lafond	. .
Experienced in business management, public company accounting, financial disclosure and financial systems oversight gained from his experience as Area Managing Partner for Greater Washington at PricewaterhouseCoopers LLP (PwC).
Expertise in risk management processes given his experience as Area Managing Partner for PwC and serving as an engagement partner for entities involved in many businesses, including manufacturing companies and financial institutions.

David M. Osnos	. .
Familiarity with the strategy and operations of VSE due to 46 years as a Board member.
More than 50 years of legal practice in securities, real estate and tax and provides corporate legal knowledge and expertise in the negotiation, documentation and closing of corporate transactions.

John E. 'Jack' Potter	. .	Demonstrated leadership capabilities in guiding large complex organizations through challenging business environments. Possesses vast knowledge of supply chain dynamics in areas of interest to VSE.

Jack C.Stultz	. . .
Experience as the Commanding General for the U.S. Army Reserve command provides insight into the needs and requirement of our customers, as well as the trends that will shape and influence our customers into the future.
More than 38 years of experience in the U.S. Army provides keen insight on the past, present and future of the U.S. Defense Industry.
More than 29 years of private industry experience provides a balanced background of significant government and industry leadership positions.

Bonnie K. Wachtel	. .
Experience as Supervisory Control Principal and Director of Wachtel & Co., Inc. provides management experience in financial systems, people and processes.
Service on the Listing Qualifications Panel of NASDAQ and holding of Chartered Financial Analyst certification provides expertise in the functioning of capital markets and insight into the enhancement of stockholder value.

Leadership Structure of the Board

The positions of Chairman of the Board and VSE's chief executive officer ("CEO") are separated at VSE. The Board believes that this structure best serves the Company's needs at this time. The Board believes that its existing structure effectively maintains independent oversight of management. The Board periodically reviews and considers whether the positions of Chairman and CEO should be combined as part of its regular review of the effectiveness of our governance structure.

Communications with the Board

Individuals may communicate with the Board by submitting an email to the Board at board@vsecorp.com. All directors have access to this email address. Communications that are intended specifically for non-employee directors should be sent to the email address above to the attention of the Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 6348 Walker Lane, Alexandria, Virginia 22310-3226.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code is posted on VSE's internet website at www.vsecorp.com. VSE intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding any waiver or amendment of the Code with respect to VSE's principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE's Internet website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which together with the Company's certificate of incorporation, by-laws, committee charters and other key governance practices and policies, provide the framework for the Corporation's corporate governance. VSE's by-laws and charters for the Nominating and Corporate Governance Committee and the Compensation Committee were amended and adopted by the Board on July 31, 2013. The Audit Committee charter was amended and adopted by the Board on October 31, 2013.

The guidelines, by-laws and committee charters are posted on VSE's website at www.vsecorp.com. The Board recognizes that ensuring that the Corporation observes good corporate governance practices is an ongoing endeavor. As a result, the guidelines are subject to annual review by the Board to determine whether they continue to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and NASDAQ requirements.

Compensation of Non-Employee Directors for 2013

In 2013, the Company paid each non-employee director a cash retainer of $40,000 as a director's fee for the year. In addition, each non-employee director was paid $1,000 for each Board meeting attended, and each Board committee member was paid $1,000 for each committee meeting attended. Each non-employee director also received in respect of 2013 an annual award under our 2006 Restricted Stock Plan of such number of shares of VSE Stock equal to $60,000 divided by the per share closing price of VSE Stock on the first trading day of 2014, rounded to the nearest 100 shares. On January 8, 2014, each non-employee director was granted 1,300 shares of restricted Stock pursuant to the above-referenced annual award under our 2006 Restricted Stock Plan. On January 2, 2014, the closing price of our Stock was $46.75 per share.
The Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee were each paid an additional annual fee of $12,000, $10,000 and $5,000, respectively.
The Chairman of the Board was also paid $60,000 for serving as Chairman of the Board during 2013.
Pursuant to our 2004 Non-Employee Directors Stock Plan approved by stockholders in 2004, each non-employee director could elect that all or a portion of his or her annual cash compensation for services as a VSE director be paid in Stock at fair market value determined in accordance with the plan.  No such elections were made in 2013. While the 2004 Non-Employee Stock Plan expired on December 31, 2013, stockholders will be asked at the Annual Meeting to approve extending its term to December 31, 2018, as discussed below under "Proposal No. 4 – Approval of an Amendment Extending VSE's 2004 Non-Employee Directors Plan."
Stock issued to non-employee directors pursuant to our 2006 Restricted Stock Plan is fully vested when issued, but the certificates for such Stock bear a restrictive legend prohibiting the sale, transfer, pledge and assignment of such Stock for two years commencing on the issue date. When all restrictions on a certificate bearing a restrictive legend have lapsed, VSE issues a non-restrictive certificate to the directors (subject to any applicable securities law restrictions). Directors appointed during the year will be eligible for a pro rata annual award.
No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting or similar agreement between the director and VSE, or any of VSE's subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2013. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or Board committees.
The following table provides information related to the compensation of each of the Company's non-employee directors for fiscal year 2013.

Director Compensation for Fiscal Year 2013 Table
Name (a)	Fees earned or paid in cash ($) (1) (2) (b)	Stock awards ($) (3) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Change in pension value and non-qualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)
Ralph E. Eberhart	61,000	59,064	--	--	--	--	120,064
Clifford M. Kendall	119,000	59,064	--	--	--	--	178,064
Calvin. S. Koonce	56,000	59,064	--	--	--	--	115,064
James F. Lafond	67,000	59,064	--	--	--	--	126,064
David M. Osnos	44,000	59,064	--	--	--	--	103,064
Jack C. Stultz	54,000	59,064	--	--	--	--	113,064
Bonnie K. Wachtel	55,000	59,064	--	--	--	--	114,064

Notes to Director Compensation Table
1.	The amount reported in column (b) combines amounts paid as director fees and meeting fees, as described above.

2.	Mr. Kendall's fees include a Chairman fee of $60,000.

3.
Pursuant to the 2006 Restricted Stock Plan, each non-employee director was granted an award of 1,300 shares of Restricted Stock on January 8, 2014. The dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R is based on the closing price of our Stock on January 2, 2014 ($46.75 per share).

Narrative to Director Compensation Table
Please see the section above entitled "Compensation of Non-Employee Directors for 2013."

Compensation Committee Interlocks and Insider Participation
During 2013, the Compensation Committee members were Mr. Kendall, Mr. Koonce, and General Eberhart. No committee member was at any time during 2013 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the compensation committee of another entity that has an executive officer who serves on VSE's Compensation Committee. No executive officer of VSE served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Board or Compensation Committee.
Mr. Koonce is a major stockholder of VSE. See table below titled "Security Ownership of Certain Beneficial Owners and Management."

Certain Relationships and Related Transactions

There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

Please refer to "Compensation Discussion and Analysis—Narrative to Summary Compensation Table" for information on VSE's employment agreement with Mr. Gauthier and to the section above entitled "Compensation Committee Interlocks and Insider Participation" for additional information about directors and nominees for director.

Pursuant to the Company's policies, including Code of Business Conduct and Ethics for VSE's directors, officers and employees, each of the above-referenced related transactions was subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.
Mr. Osnos is of counsel at the law firm of Arent Fox LLP, which has represented and is expected to continue to represent VSE on various legal matters.

            The Board unanimously recommends that stockholders vote "for" the election of each of the nine persons nominated to serve as a director of VSE for the ensuing year.

Proposal No. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            Based on the recommendation of its Audit Committee, the Board has appointed the firm of Ernst & Young LLP to be VSE's independent registered public accounting firm for the year ending December 31, 2014, and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders' approval of this appointment. The ratification of the appointment of VSE's independent auditors will require the affirmative vote by the holders of a majority of the outstanding Stock present in person or represented by proxy at the Annual Meeting. If such approval is not received, the Board will reconsider the appointment.

In 2013 and 2012, Ernst & Young LLP services included an audit of VSE's consolidated financial statements and reviews of the consolidated financial statements included in VSE's Forms 10-Q filed with the SEC for each of the quarters ended March 31, June 30, and September 30. Ernst & Young LLP services also included an audit of the effectiveness of our internal controls over financial reporting as of December 31, 2013 and December 31, 2012.

Audit Fees

Ernst & Young LLP's fees for professional services rendered for the years ended December 31, 2013 and December 31, 2012, were as follows:

	2013	2012
Audit fees (1)	$1,133,325	$1,103,324
Tax fees (2)	$156,804	$165,768
Other (3)	$1,945	$1,995

Notes to Audit Fees Table
1.	Includes fees and expenses related to the annual audits and to interim reviews, notwithstanding when the fees and expenses were billed.

2.	Includes fees and expenses for tax compliance and advisory services, including fees associated with foreign tax issues, employment tax issues and other tax related services.

3.	Represents fees related to management's use of the E&Y Online accounting research tool.

 The Audit Committee approves in advance all audit and non-audit services provided by the independent auditors prior to their engagement with respect to such services. The Audit Committee has delegated to its chairman the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE's independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE's most recent completed fiscal year, provided that the committee's chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by the independent auditors in 2013 and 2012.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

The Board unanimously recommends that stockholders vote "for" the proposal to ratify the appointment of Ernst & Young LLP to serve as VSE's independent registered public accounting firm for the year ending December 31, 2014.

AUDIT COMMITTEE REPORT
The Audit Committee consists of four non-employee directors (Mr. Lafond, Mr. Kendall, Mr. Stultz and Ms. Wachtel), each of whom is considered an "independent" director for the purposes of the applicable rules the SEC and NASDAQ. The Audit Committee's responsibilities are set forth in its charter, a copy of which is available on VSE's Internet website, www.vsecorp.com. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report "independent" directors as independence is defined by NASDAQ Rule 4200(a) (15).
The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the Company's independent registered public accounting firm, and it discussed with the independent registered public accounting firm the adequacy of the Company's internal controls and the overall scope and specific plans for their audit.
The Audit Committee has reviewed and discussed with management VSE's audited consolidated financial statements as of and for the year ended December 31, 2013, and has discussed with VSE's independent registered accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements be included in VSE's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee:	James F. Lafond, Chairman
Clifford M. Kendall
Jack C. Stultz
Bonnie K. Wachtel

COMPENSATION DISCUSSION AND ANALYSIS

 OVERVIEW

Introduction
Founded in 1959, VSE Corporation ("VSE" or the "Company") provides government services with integrity, agility and value. The Company has historically generated strong stockholder returns over the long-term and is committed to continued long-term value creation for stockholders. The government services market is highly competitive and the Company's diversification has placed it in a more competitive market tier. The Company's continued ability to create long-term stockholder value is dependent on our ability to attract and retain highly qualified executives in the government services market, including the named executive officers in this Proxy Statement. As discussed in the following Compensation Discussion and Analysis, VSE's compensation program has been designed to align its management closely with the Company's commitment to long-term success.

Compensation Committee Philosophy
The principal objectives of our Board's Compensation Committee (the "Committee") are to (a) develop an executive compensation program that will attract and retain executive officers capable of leading and growing the Company in a complex, competitive and changing industry; (b) promote from within when warranted, (c) maintain a compensation structure that is competitive and performance based, and (d) link total compensation to corporate goals and performance.

Compensation Program Components
The four key elements of our executive compensation program are:

1.	Base salary to compensate executives for services performed during the fiscal year.
2.
Annual performance-based monetary incentive to promote achievement of the Company's profitability and return on stockholders' equity targets  as calculated by dividing the Company's net income for the year by its total stockholders' equity at the beginning of the year ("ROE").

3.	Long-term incentives, including deferred supplemental compensation and awards of restricted stock to reward executives for their contributions to the Company's profitability and ROE.
4.	A 401(k) employee contribution matching program to maintain market competitiveness.

Basis for Compensation Decisions
For our executives as a group, we generally target total compensation, including long-term incentives, on numerous factors, including level of responsibility, individual performance, Company performance, market competitive data, and prior experience.

Leadership Structure

During 2013, the Company was managed by Maurice A. Gauthier, in his capacities as chief executive officer ("CEO"), president and chief operating officer. Officers reporting directly to Mr. Gauthier during 2013 included Thomas R. Loftus, as the Company's chief financial officer, Thomas M. Kiernan as the Company's general counsel and corporate secretary, John T. Harris as president and chief operating officer of our subsidiary Akimeka, LLC, and Harry J. Flammang as president of the International Group. The following compensation discussion and analysis outlines the processes, elements and decisions regarding 2013 compensation for VSE's following "named executive officers" - Messrs. Gauthier, Loftus, Kiernan, Harris, and Flammang (the "NEOs").

OVERSIGHT AND AUTHORITY OVER EXECUTIVE COMPENSATION

Compensation Committee Composition and Duties

 The Committee is composed of three independent directors as defined by the NASDAQ listing standards and described in the "Board, Committees and Corporate Governance" section above in this Proxy Statement.

The Committee is responsible for reviewing and recommending for Board approval the compensation of our CEO (principal executive officer), chief financial officer (principal financial officer), and other executive officers, including all of the NEOs. The Committee is governed by a written charter adopted by the Board. The full text of the charter is available on VSE's corporate website at www.vsecorp.com in the "Investor Information" section under Corporate Governance.

The following is a summary of the Committee's key responsibilities relating to executive compensation:

1.	To review compensation programs for the Company's executive officers, including the NEOs, and to provide recommendations to the Board regarding such compensation programs;
2.	To review and approve corporate goals and objectives relevant to the compensation of the NEOs and make recommendations to the Board for approval of total compensation for NEOs; and
3.	To provide recommendations to the Board regarding director compensation.

Annual Compensation Review
In December of each year, the Committee meets to review the performance and compensation of our CEO and other NEOs.

           In consultation with the CEO, the Committee reviews and approves the compensation of all other NEOs based on recommendations submitted by the CEO. In submitting these recommendations, the CEO evaluates the performance and recommends salary adjustments, bonuses, benefit plan participation, and all other elements of compensation affecting the NEOs.  The Committee also reviews the prior year's stockholder advisory vote on executive compensation. At the 2013 annual stockholders meeting, the stockholders fully endorsed the Committee's compensation policies with a 99.3% approval vote with no suggested changes. The Committee has discretion in approving, disapproving or modifying any recommended salary adjustments or proposed awards to NEOs, subject to final Board approval.

 Compensation Committee Philosophy and Pay-Setting Process
Total executive compensation is structured to attract and retain a superior management team consistent with our corporate strategic goal of recruiting and retaining top level executives.  This is an essential element of our "promote from within" when warranted strategy. Our approach emphasizes investing in high performing internal candidates for career development and advancement. The strategic intent is to produce a stronger management team over time rather than incurring market driven attrition resolved through external recruitment.
The Committee believes it is important to maintain a compensation structure that is competitive, which allows us to attract and retain the executives we require to perform well, while maintaining labor rates that permit us to compete effectively in the markets we serve. We measure our competitiveness by comparing our prices for services against competitor prices and by monitoring our ability to recruit and retain highly qualified executives available in our chosen markets.
            Because our chosen markets have compelled us to routinely compete against much larger companies for both new work and the executive talent required to prevail and succeed in those markets, it is important to consider the total compensation offered by those companies as one factor in setting total compensation at VSE. However, the executives at larger peer competitor companies are compensated for leading larger organizations of similar complexity with larger staffs. The compensation of executives at larger peer companies is, however, only one of numerous factors considered in establishing the compensation of our equivalent executives. In considering such comparisons, we take into account other factors such as revenue, headcount and net income at equivalent divisions.

The Committee also believes it is important to maintain a compensation structure that is performance-based, such that approximately two-thirds of total compensation target for each of our NEOs is performance driven based on achieving defined short-term and long-term performance-based goals and exceeding pre-established targets for profitability and ROE.
The Committee considers multiple factors, including those described above under Basis for Compensation Decisions, when determining compensation levels for NEOs. These considerations compel the Committee to consider other relevant factors such as industry conditions, bookings, backlog, client satisfaction and operational performance. The next step is to factor our competitive short term and long term performance incentives into the total compensation equation. VSE's short-term and long-term incentive compensation constitutes about two-thirds of total targeted compensation, with base salaries constituting approximately one-third of potential total compensation.
For the three-year period ended December 31, 2013, the percentages of total actual compensation of each component of our NEO compensation were approximately as follows (see the Summary Compensation Table below for actual amounts):

Actual NEO Compensation Components as Percentage of Total Compensation 2011-2013 Table
Compensation Components	Percentage of Total Compensation 2011-2013 (1)
Base salaries	54%
Performance-based monetary incentives (bonus)	15%
Long-term incentives-- Deferred Supplemental Compensation and Restricted Stock	29%
Other compensation-- 401(k) Match	2%

Note to Percentage of Total Compensation Table
1. While our target for total compensation is approximately two-thirds incentive based, the table reflects the percentage of actual compensation during the three-year period.

Role of Compensation Consultant

The Committee has the authority to engage independent compensation consultants to assist in evaluating the compensation of NEOs, as well as to provide periodic reviews of the effectiveness and competitiveness of VSE's executive compensation structure. During 2012, the Committee selected and retained Semler Brossy, which subsequently advised the Committee on a variety of compensation-related issues, including:
•	The appropriateness of potential modifications to the Company's long-term incentive plan, taking into account market trends and competitive practices;
•	Pay levels and compensation mix for NEOs; and
•	Emerging compensation trends.

In 2012, Semler Brossy received approximately $62,225 in fees from the Company for the services described above. Other than providing the services described above as a consultant to the Compensation Committee, Semler Brossy provided no other services to the Committee or otherwise to the Company in 2012.The Committee did not believe it was necessary to hire a compensation consultant for 2013.

Peer Companies and Survey Data

The government services market is complex and competitive. The Committee believes that a competitive compensation package is an important tool in our efforts to attract and retain qualified executives with government services contracting experience. In determining total compensation for our NEOs, we consider competitive market data for a peer group of publicly traded companies. The Committee does not apply a formulaic approach to setting individual elements of the NEOs' compensation or their total compensation amounts and does not set compensation levels at any specific level or percentile against the peer group data described below. However, the Committee periodically reviews market compensation levels to determine whether the total compensation opportunity for the NEOs is appropriate in light of factors such as the compensation arrangements for similarly situated executives in the market and may make adjustments as the Committee determines appropriate.

The peer group has historically been selected on the basis of comparable service offerings, market capitalization, revenues and profit margins. The nature of our highly decentralized and diverse lines of business presents challenges in identifying similar organizations for comparison purposes and a change to our peer group was made in 2012. The Committee has elected to use a larger peer group that was determined by the Institutional Shareholder Services, Inc. (ISS). In 2012, ISS used a methodology that identified 14 publicly traded companies in the services industry that are more comparable to our current market capitalization, revenues and profit margins than our previous peer group. The larger group of similarly sized peers provides a wider set of financial data, and to attract and retain qualified executives, total compensation levels for our NEOs should be established at a competitive level relative to this group of companies. For 2013, the Committee used the same ISS identified peer group as shown below.

Institutional Shareholder Services, Inc. (ISS) Peer Group

CBIZ, Inc.	Kforce Inc.
CDI Corp.	Metalico, Inc.
Heidrick & Struggles International, Inc.	Navigant Consulting, Inc.
Hill International, Inc.	On Assignment, Inc.
Hudson Highland Group, Inc.	Resources Connection, Inc.
Huron Consulting Group Inc.	The Standard Register Company
ICF International, Inc.	TrueBlue, Inc.

In preparing analyses of pay levels and compensation mix, we also refer to other commercially available survey sources such as the World@Work 2012/2013 Salary Budget Survey.

Consideration of Risk

Our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved only through consistent superior performance over sustained periods of time. In addition, some compensation is deferred or only realizable upon retirement. This provides strong incentives to manage the Company for the long-term, while avoiding excessive risk-taking in the short-term. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards.

Additionally, to further align the interests of our executive officers with those of our stockholders in pursuit of long-term value creation, the Committee recommended and the Board approved Stock retention guidelines for directors, executive officers and other participants in VSE's 2006 Restricted Stock Plan to be phased in over time as described in the "Stock Retention Guidelines" section in this Proxy Statement.

The Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs to confirm that our incentive compensation encourages taking prudent and avoiding unnecessary and excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

EXECUTIVE COMPENSATION COMPONENTS

The four key elements of our executive compensation program are base salary, performance-based monetary incentives (bonus), long-term incentives (Deferred Supplemental Compensation and Restricted Stock), and 401(k) matching program.

Base Salary

The Committee believes that one of the most effective ways to compete in the government services industry's executive labor market is to offer our executive officers a competitive base salary. The Committee analyzes each executive officer's compensation using the following process:

1.	Review the key executive positions within the Company in terms of scope and responsibility, job complexity, knowledge, experience required, and other relevant factors.
2.	Rank the executive positions on the basis of these factors to establish a logical relationship among them.
3.	For other executive positions, establish salary ranges by utilizing applicable industry surveys.

The Committee considers benchmarks for each executive against similarly situated positions within our selected peer group companies. To clarify, the Committee does not set compensation levels as specific target levels of our peer group, but rather compares (or benchmarks) compensation with our peer group companies. In addition to such external market considerations, the Committee also considers internal pay equity among our executives, including the NEOs, for base salary planning. The foregoing discussion of how the Committee determines base salaries is not intended to be exhaustive, but does summarize the material factors considered by the Committee. The Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. The Committee conducted an overall analysis of the factors described above and considered the totality of the information presented to it, including discussions with our senior management.

In December 2013, the Committee approved 2014 base salary increases for Messrs. Gauthier, Loftus, Kiernan, Harris and Flammang. This decision was based in part on demonstrated strong leadership in a challenging market, as well as a combination of peer group adjustments and merit-based increases, with total compensation serving as the basis for peer comparisons. Mr. Gauthier, in his capacity as CEO, president and chief operating officer, received an increase in base salary from $600,000 to $670,000. Mr. Loftus received an increase in base salary from $294,580 to $302,534.
Mr. Kiernan received an increase from $235,557 to $241,917. Mr. Harris received an increase in base salary from $288,750 to $296,546. Mr. Flammang received an increase from $224,913 to $230,986.

Base Salaries of Named Executive Officers 2012 – 2014 Table
Named Executive Officer	2012	2013	2014
Maurice A. Gauthier	515,000	600,000	670,000
Thomas R. Loftus	267,800	294,580	302,534
Thomas M. Kiernan	235,557	235,557	241,917
John T. Harris	275,000	288,750	296,546
Harry J. Flammang	219,000	224,913	230,986

Subsequent Committee Actions

In December 2013, the Committee approved the CEO's recommendation to increase non-NEO officers' 2014 base salary compensation by 2.7%.

Performance-Based Monetary Incentive Compensation

Bonus Incentives

The Committee recommended and the Board adopted a performance bonus plan based on achieving annual financial results in excess of financial thresholds established by the Committee and approved by the Board at the beginning of each year (the "Bonus Plan"). Our bonus pool for corporate executives (except for Group or Subsidiary Presidents), officers and corporate staff is determined by achieving a certain return on beginning stockholders equity ("ROE"). Each year the Committee recommends, and the Board approves, a ROE maximum target.
In December 2013, the Committee recommended and the Board approved, the awarding of performance bonuses for the NEOs under the Bonus Plan in respect of VSE's fiscal year ending December 31, 2013 ("2013").  These bonus amounts ranged from 10% of the NEO's base salary for achieving a ROE of 11% to a maximum 100% of base salary for achieving a ROE of 18% or more. The maximum eligible bonus potential is set forth below.

Name	Maximum Bonus Potential
Maurice A. Gauthier	$600,000
Thomas R. Loftus	$294,580
Thomas M. Kiernan	$235,557
John T. Harris	$288,750
Harry J. Flammang	$224,913

For 2013, the Committee and the Board approved VSE's ROE of 14%, as compared to the maximum ROE corporate target of 18%, in determining performance based incentive compensation. The aggregate annual performance bonuses under the Bonus Plan were approximately $2.9 million. Specific amounts paid to NEOs under the Bonus Plan are reported in the Summary Compensation Table below under the heading "Non-equity Incentive Plan Compensation."
The goals consist principally of operating income targets for operating group executives, and ROE for corporate staff, corporate officers and corporate executives, including the CEO, Chief Financial Officer and other NEOs. To participate in the bonus program, an executive must be an employee during the fiscal year that the bonus payment is earned and subsequently when the bonus payment is made. During 2013 the pool thresholds were established as follows:

·
The bonus pool for operating group executives, including Group Presidents, is determined by a percentage of pretax income formula based on a ROE at an 11% minimum threshold. Individual operating group executives' bonuses are capped at 100% of salary.

·
The bonus pool for corporate staff, corporate officers, and corporate executives is determined as a percentage of salary based on a ROE at an 11% minimum threshold. Individual administrative bonuses are capped at 15% of salary for corporate staff, 65% of salary for a majority of the non NEO corporate officers and 100% of salary for NEOs, including the CEO and Chief Financial Officer, and certain corporate officers.

As ROE equals or increases above the 11% minimum threshold, the bonus pool is created and will continue to increase as ROE (net of all compensation costs) increases up to the maximum target of 18%. At year end, the Committee exercises its discretion in how much of the pool to allocate to both operations personnel and corporate staff based in part upon executive management's recommendation and the Company's overall performance.  Because the actual ROE for 2013 was approximately 14% compared to the maximum bonus pool target based on an 18% ROE, the NEOs, other corporate officers and corporate staff received bonus amounts that were less than their maximum bonus targets. In December 2013, the Board approved a maximum ROE target of 16% for the 2014 bonus pool. For 2014, a ROE of less than 9% will result in no performance bonus for operations personnel or the corporate staff, officers or executives, including NEOs.

The CEO maintains discretion on annual performance bonus allocation, which is principally based on ROE for all NEO's (except for the CEO), group executives and staff. Once the bonus pool is determined using the ROE methodology, the CEO will determine the amount distributed to each operating group executive based on the individual group operating income, taking into consideration performance execution and market factors. VSE does not maintain specific operating income targets that impact the bonus pool amount distributed to each operating group.

Long-Term Incentive Compensation
VSE provides long-term incentive compensation to its NEOs to compensate them for their contributions to the Company's profitability and ROE. The two components of the Company's long-term incentive program are the Deferred Supplemental Compensation Plan and the 2006 Restricted Stock Plan.
Deferred Supplemental Compensation
VSE has a nonqualified, non-contributory Deferred Supplemental Compensation Plan ("DSC Plan") for certain VSE corporate officers, including NEOs and other key management representatives. The objective of the DSC Plan is to compensate executives for their contribution to VSE's profitability. The DSC Plan provides, at the Board's discretion, for a bonus pool to be created through an annual contribution to the plan not to exceed 12% of VSE's consolidated net income for the year. Each participant's potential allocation from the annual contribution bears the same percentage of the annual contribution as that participant's salary bears to total annual participant salaries.
Benefits are payable to participants on retirement or resignation, subject to a vesting schedule, two-year non-competition agreement and other plan provisions, or on a change of control of VSE as described in the  "Employment Contracts and Severance Agreements" section below. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution create an additional benefit of encouraging executive retention.
In December 2013, the Committee recommended and the Board approved an annual contribution of 8% of VSE's consolidated net income for 2013 to constitute the DSC Plan pool for 2013. Eight percent of VSE's 2013 net income is approximately $1.8 million, which was the amount authorized in December 2013 and allocated to 35 participant accounts, including $473,000 allocated to NEOs.

Subsequent Committee Actions:
In December 2013, the Committee recommended and the Board approved an annual contribution of 8% of VSE's consolidated net income for VSE's fiscal year ending December 31, 2014 (2014) to constitute the DSC Plan pool for 2014.
Restricted Stock
The Committee believes that compensating executives with restricted VSE Stock pursuant to VSE's 2006 Restricted Stock Plan fosters a long-term focus on the Company's operational and financial performance and provides our executives with a means to establish an equity stake in the Company that will, in turn, align their interests with those of our stockholders. In addition, the vesting provisions and other restrictions on sale of the equity awards encourage executive retention. The Restricted Stock Plan for executives includes a three-year vesting schedule and two-year Stock sales restriction period.
Similar to the DSC Plan, under the Restricted Stock Plan, a dollar-denominated award equal to a percentage of a participant's base salary can be earned based on the Company's level of achievement of ROE targets. For 2013 (the awards could range from 10% of base salary for an 11% ROE to 90% of the base salary for NEOs other than the CEO and 125% of base salary for the CEO for a ROE of 18% or higher.
For 2013, VSE's actual ROE was approximately 14% compared to the maximum target of 18%. The CEO was awarded restricted Stock equal to 59% of his base salary compared to the maximum target of 125% of his base salary for the year subject to vesting and other restrictions, as reported in the "Compensation of Chief Executive Officer" section  below. NEOs other than the CEO were awarded restricted Stock under the Restricted Stock Plan equal to 45% of their base salary for 2013 compared to the maximum target of 90%, subject to vesting and other restrictions. Specific amounts paid to the NEOs for 2013 under the Restricted Stock Plan are reported in the Summary Compensation Table below under the heading "Stock Awards." The following table displays restricted Stock awards based on ROE performance for 2013.
2013 Restricted Stock – Compensation Table:
Return on Equity	% of Base Salary NEOs other than CEO	% Base Salary-CEO
18% & higher	90%	125%
17%	79%	108%
16%	68%	92%
15%	57%	75%
14%	45%	59%
13%	34%	42%
12%	22%	26%
11%	10%	10%
Below 11%	0%	0%

In December 2013, the Committee recommended and the Board approved targets that range from 11% of base salary for a 9% ROE to 90% for the base salary for NEOs other than the CEO and a range of 17% to 135% of base salary for the CEO for a ROE of 16% or higher for the fiscal year ending December 31, 2014 (2014).
The following table displays restricted Stock awards based on ROE performance for the NEOs other than the CEO and for the CEO for 2014.

2014 Restricted Stock – Compensation Table:
Return on Equity	% of Base Salary NEOs other than CEO	% Base Salary-CEO
16% & higher	90%	135%
15%	79%	118%
14%	68%	101%
13%	56%	84%
12%	45%	68%
11%	34%	51%
10%	23%	34%
9%	11%	17%
Below 9%	0%	0%

In 2011, the Board and stockholders approved an amendment to the Restricted Stock Plan, extending its term from May 2011 to May 2016. The extension of the Restricted Stock Plan was approved to replace the equity-based compensation provided under VSE's 2004 Option Plan. VSE has not granted any stock options since December 31, 2005. All stock options had been exercised or expired on or before December 31, 2009. As discussed below under "Proposal No. 3 – Approval of Amendments to VSE's 2006 Restricted Stock Plan," the stockholders will be asked at the Annual Meeting to approve amendments to the 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021 and (b) authorizing an additional 250,000 shares of VSE Stock for issuance under the plan.
Awards made under the Restricted Stock Plan are subject to Committee authorization based on audited financial results, including total compensation costs, competitiveness of total executive compensation and other factors determined by the Committee and Board. The Committee may, in its sole discretion, reduce or totally eliminate an award to the extent it determines that such reduction or elimination is appropriate under facts and circumstances the Committee deems relevant.

Other Compensation
VSE executive officers, including NEOs, are eligible to participate in the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees.
During 2013, VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made.
Specific amounts contributed to the VSE 401(k) Plan on behalf of the NEOs are included in the Summary Compensation Table under the heading "All Other Compensation."
VSE does not provide any of its executives, including the NEOs, with perquisites or other personal benefits having a total annual value in excess of $10,000. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs.

COMPENSATION OF CEO

Mr. Gauthier, our CEO, assumed the responsibilities of CEO, President, and Chief Operating Officer in April 2008, and became a Board member in April 2009. His activities include leadership in developing the Company's strategies, overseeing all of the Company's major business and staff units, and guiding and developing VSE's senior management.

Pay Awarded for 2013

In December 2012, based on Mr. Gauthier's management of the Company and the compensation decision making processes and policies described above, the Committee and the Board approved an increase in Mr. Gauthier's base salary from $515,000 in 2012 to $600,000 for 2013, and an annual incentive bonus for 2013 of up to $600,000 for Mr. Gauthier, which would be approximately 100% of his overall compensation target. Based on VSE's actual ROE for 2013, the amount paid as an incentive bonus was $294,000. In December 2013, the Committee recommended and the Board approved a grant to Mr. Gauthier of restricted Stock in an amount of up to 125% of his base salary. Based on VSE's approximate ROE of 14% for 2013, the awarded amount of restricted Stock under the Restricted Stock Plan was 59% of Mr. Gauthier's salary. Specific amounts awarded to Mr. Gauthier are set forth in the Summary Compensation Table below.

Pay Approved for 2014

          In December 2013, the Committee recommended and the Board approved the following compensation for 2014 for Mr. Gauthier: (a) $670,000 in base salary, (b) participation in the DSC Plan (subject to an aggregate annual contribution not to exceed 12% of its consolidated net income for the 2014 and for all participants in the plan), (c) a participation in the DSC Plan of up to 100% of
Mr. Gauthier's base salary for 2014 (or a maximum bonus of $670,000), and (d) an award under the Restricted Stock Plan of restricted VSE Stock in an amount of up to 135% of his base salary for 2014 (or a maximum of $904,500).

OTHER COMPENSATION POLICIES

Employment Contracts and Severance Agreements
CEO
On December 6, 2013, VSE and Mr. Gauthier entered into an amended and restated employment agreement pursuant to which Mr. Gauthier will continue to serve as the VSE's chief executive officer, president and chief operating officer.
The amended and restated employment agreement provides for an initial three and one-quarter year term commencing as of January 1, 2014.  At the end of the initial term, the agreement will automatically be extended for a one year period, unless either the Company or Mr. Gauthier has provided the other party with at least 120 days prior written notice of its or his intention to allow the agreement to expire. The agreement may be earlier terminated by Mr. Gauthier or the Company, with or without cause, upon prior notice.
Mr. Gauthier's annual base salary will be $670,000, subject to annual review by the Committee and the Board.
If Mr. Gauthier's employment terminates by reason of his death or disability, he would be entitled to payment of (a) his base salary then in effect for 365 days following the date of his death or disability and (b) a lump sum equal to his annual bonus amount for the year in which termination occurs, based on an estimate of the Company's performance for the period before termination, as determined by the Committee and the terms and conditions of the Company's annual bonus or incentive plan, prorated to reflect the number of days out of 365 during which Mr. Gauthier was employed during the year of termination, subject to subsequent reconciliation with the Company's actual performance for the entire year in which termination occurs (the "Annualized Performance Bonus").
If Mr. Gauthier's employment is terminated without cause or if he resigns for good reason (other than during a change in control period), he would be entitled to receive a lump sum equal to (a) two times his base salary and (b) the Annualized Performance Bonus. If Mr. Gauthier's employment is terminated without cause or if he resigns for good reason during a change in control period, he would be entitled to receive a lump sum equal to (a) the lesser of three times his base salary or such lesser amount as would not trigger the application of Section 280G of the Internal Revenue Code and (b) the Annualized Performance Bonus.  In either event, he would also be entitled to medical and hospitalization benefits for 18 months after termination, all compensation and other benefits accrued as of the termination date, the vesting of all outstanding restricted Stock, restricted Stock units or similar rights to acquire capital Stock and the vesting of all unvested rights under the Company's DSC Plan.  Nonrenewal of the initial term by the Company would not be considered to be a termination without cause.

Other NEOs
The Company has also entered into employment and transition agreements with each of the other NEOs.  These agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the NEOs is also summarized in the Executive Compensation section below under the caption "Potential Payments on Termination or Change of Control."
Payments Made On Termination
On termination of employment with VSE or any of our subsidiaries, a NEO is entitled to receive amounts earned during his term of employment, including salary through date of termination, unused vacation pay and reimbursement for company business and travel expenses.
The NEO also retains a vested interest in and is entitled to receive payment in accordance with respective plan documents and other applicable procedures, restrictions (such as termination-for-cause), and expiration dates in respect of his 401(k) account, DSC Plan account and restricted Stock.
The NEO is also entitled to continue participation in our group health plans for a period of 18 months (COBRA continuation coverage) following termination on payment of 102% of the monthly premium charged to us for such coverage. We have no executive-only health benefit plans.
Payments Made On Death or Disability
Pursuant to employment agreements with each NEO, in the event of the NEO's death or disability for any period of six consecutive months in addition to the benefits listed under the headings "Payments Made On Termination" and "Payments Made On Retirement" above, the NEO's designated beneficiary or the NEO, as the case may be will be paid the NEO's base salary then in effect for one full year following the date of death or disability.
Payments Made On Change of Control
In addition to VSE's employment agreement with the CEO, VSE has entered into an employment agreements with Messrs Loftus, Kiernan and Harris. Mr. Loftus' and Mr. Harris' agreements provide that if a change of control of VSE occurs, the NEO may terminate the employment agreement on 30 days' notice. If a NEO's employment is terminated following a change of control, in addition to the benefits listed above under "Payments Made on Termination," the NEO will receive:
·	a lump sum payment equal to the NEO's base salary
·	full vesting and payment of the NEO's DSC Plan account
·	full vesting and payment of the NEO's Restricted Stock Plan benefits
The employment agreements and change of control provisions for each of the NEOs with employment agreements, other than the CEO, are substantially similar. Generally, pursuant to the agreements, a change of control is deemed to have occurred on the occurrence of any of the following events:
·	30% or more of the outstanding VSE Stock is acquired beneficially by one or more persons acting together in concert or otherwise;
·	A cash tender or exchange offer is completed for an aggregate of 40% or more of the outstanding VSE Stock;
·
Our stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of our assets, unless after the merger or consolidation, VSE is  the surviving corporation and more than 50% of the outstanding VSE Stock is beneficially owned by existing VSE stockholders immediately before the merger, consolidation or asset sale; or

·	Two or more directors are elected to the Board without having previously been nominated and approved by the Board members immediately prior to such election.

Executive Compensation Recovery
On March 6, 2013, the Board  approved a new provision, sometimes referred to as a clawback provision, where in the event of a material misstatement of the Company's financial statements, as determined by the Company and confirmed by the Company's independent auditors, the Board, in its sole discretion, may direct the Company to recover all or a portion of incentive based compensation (including bonus payments, restricted Stock awards, and deferred supplemental compensation awarded to a current or former participant in the Plan).  Notwithstanding the foregoing, this statement shall only apply to (a) a current or former participant who, as determined by the Board, was an "officer" (as defined in Section 16 of the Exchange Act) of the Company at the time of the award or anytime thereafter, and (b) a material misstatement of the Company's financial statements that occurred within three years preceding the date on which the Company is required to prepare a restatement.

STOCK RETENTION GUIDELINES
To align the interests of our executive officers with those of our stockholders, the Committee recommended and the Board approved Stock retention guidelines for directors and Restricted Stock Plan participants. Beyond the normal vesting schedule and two-year Stock sales restriction period, it is the Board's sense that the guidelines for restricted Stock retention be phased in over time. It is also the Board's intent that these guidelines be subject to annual Board review and, under certain circumstances, be subject to Board waiver. The recommended guidelines for the retention of restricted Stock are as follows:
Directors:  each current director will be encouraged to retain VSE Stock of market value equivalent to five years of the director's cash portion of his or her annual retainer, excluding meeting fees. Any director appointed after the date of these guidelines will be expected to retain at least as much VSE Stock as the director's earned cumulative cash retainer until such time the market value of his or her VSE Stock is equal to at least five years of the director's cash portion of the retainer.

Management Team:

By the end of 2015:

CEO:  the CEO is encouraged to retain VSE Stock of market value equal to five years of the CEO's current base salary.

Other NEOs: Each of the other NEOs is encouraged to retain VSE Stock with a market value equal to three years of the NEO's current base salary.

Corporate Officers other than NEOs:  Each of these officers is encouraged to retain VSE Stock with a market value equal to two years of his or her current base salary.

Other Restricted Stock Plan participants: Each of these officers is encouraged to retain VSE Stock with a market value equal to one year of his or her current base salary.

While both directors and officers are encouraged to maintain and increase their VSE Stock positions, these guidelines are not intended for directors or officers to be obligated to purchase Stock on the open market to rebalance their holdings that may fall below the suggested guidelines referenced above as a result of unusual swings in the market value of VSE Stock during any particular period.

New directors and officers will be encouraged to retain their allocated Stock to achieve over time the suggested holding thresholds referenced above, but they will not be required to purchase Stock on the open market to achieve such thresholds.

Tax Deductibility
The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that companies may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers. For 2011, 2012 and 2013, we believe that all compensation paid to the NEOs is deductible for federal income tax purposes, except for DSC contributions that may not be deducted until distributed in accordance with Internal Revenue Service regulations.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and the Chairman of the Committee has discussed its contents with VSE management. Based on the review and discussions, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee:	Ralph E. Eberhart, Chairman
Clifford M. Kendall
Calvin S. Koonce

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs in each of the last three fiscal years.
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (1) (e)	Option awards ($) (f)	Non-equity incentive plan compensation ($) (2) (g)	Change in pension value and non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (3) (i)	Total ($) (j)
Maurice A. Gauthier CEO, President and Chief Operating Officer	2013	600,000	--	354,000	--	294,000	--	188,248	1,436,248
	2012	515,008	--	42,746	--	66,951	--	157,939	782,644
	2011	515,008	--	103,002	--	154,502	--	151,336	923,848
Thomas R. Loftus Executive Vice President and Chief Financial Officer	2013	294,580	--	132,561	--	144,344	--	93,429	664,914
	2012	267,800	--	22,227	--	34,814	--	86,927	411,768
	2011	267,800	--	53,560	--	80,340	--	83,397	485,097
Thomas M. Kiernan Vice President, General Counsel and Secretary	2013	235,557	--	106,001	--	155,423	--	77,542	534,523
	2012	235,557	--	19,551	--	30,622	--	76,421	362,151
	2011	235,557	--	47,111	--	70,667	--	73,033	426,368
John T. Harris President and COO, Akimeka	2013	288,750	--	129,938	--	97,762	--	93,301	609,751
	2012	237,500	--	19,713	--	30,000	--	100,140	387,353
	2011	225,000	--	45,000	--	37,500	--	94,335	401,835
Harry J. Flammang President, International Group	2013	224,913	--	101,211	--	53,000	--	69,424	448,548
	2012	219,000	--	18,177	--	--	--	69,111	306,288
	2011	219,000	--	28,295	--	66,000	--	51,820	365,115

Notes to Summary Compensation Table

1.
The amounts reported in column (e) represent annual performance-based awards under the Restricted Stock Plan. The amounts in this column reflect the aggregate grant date fair values of Restricted Stock Plan awards computed in accordance with applicable accounting guidance. The Restricted Stock Plan awards were based on achieving a ROE of approximately 14% and are subject to a three-year vesting schedule: one-third of the award vests after completion of our annual financial audit and one-third on each of the next two anniversaries of such initial vesting date, subject to continued employment with the Company. Restricted Stock awarded under the Restricted Stock Plan is further subject to a two-year holding period and other restrictions on sale. See discussion above under the caption "Executive Compensation Components—Long-Term Incentive Compensation."

2.
The amounts reported in column (g) represent cash paid to the NEOs under VSE's performance bonus plan. This plan is discussed above under "Executive Compensation Components—Performance-Based Monetary Incentive Compensation."

3.
The amounts reported in column (i) represent 401(k) plan matching contributions allocated to each of the NEOs' accounts pursuant to VSE's Employee 401(k) Plan discussed above under  "Executive Compensation Components—Other Compensation" (Mr. Gauthier - $15,571, Mr. Loftus - $8,650, Mr. Kiernan - $9,750, Mr. Harris - $10,200 and Mr. Flammang - $4,695). Also reported in column (i) is the amount allocated to each NEO's account in the DSC Plan. See discussion above under "Executive Compensation Components—Deferred Supplemental Compensation" (Mr. Gauthier - $172,677, Mr. Loftus - $84,779, Mr. Kiernan - $67,792, Mr. Harris - $83,101, Mr. Flammang - $64,729).

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" above for a description of the compensation plans pursuant to which the amounts listed in the "Summary Compensation Table" were paid or awarded and the criteria for such payments and awards.

Grants of Plan-Based Awards in Fiscal Year 2013 Table
The table below reports all grants of plan-based awards to each of the NEOs for the year ended December 31, 2013.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)
Name (a)	Grant Date (b)	Thresh- old ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thresh- old ($) (f)	Target ($) (f)	Maxi- mum ($) (h)(3)	All other stock awards: number of shares or units (#) (i)	All other option awards: number of securities under-lying options (#) (j)	Exercise or base price of option awards ($) (k)	Grant date fair value of stock and option awards ($) (l)
Maurice A. Gauthier (2)	02/14/13	--	--	--	60,000	552,000	750,000	--	--	--	354,000
Thomas R. Loftus	02/14/13	--	--	--	29,458	200,314	265,122	--	--	--	132,561
Thomas M. Kiernan	02/14/13	--	--	--	23,556	160,179	212,001	--	--	--	106,001
John T.Harris	02/14/13	--	--	--	28,875	196,350	259,875	--	--	--	129,938
Harry J. Flammang	02/14/13	--	--	--	22,491	152,941	202,422	--	--	--	101,211

Notes to Grants of Plan-Based Awards Table
1.	The amounts reported above represent potential payments to the NEOs under the Restricted Stock Plan, which is discussed above under "Executive Compensation Components—Long-Term Incentive Compensation."
2.	The amount reported above represents potential payments to Mr. Gauthier under the Restricted Stock Plan.
3.	The amounts in column (h) represent a maximum payout equivalent to 90% of the annual base salary of each NEO, except for Mr. Gauthier whose maximum payout is equivalent to 125% of his annual base salary.
Narrative to Grants of Plan-Based Awards Table  See "Compensation Discussion and Analysis" above for a description of the Restricted Stock Plan pursuant to which the amounts listed in the "Grants of Plan-Based Awards in Fiscal Year 2013 Table" were paid or awarded and the criteria for such payments and awards.

Outstanding Equity Awards at Fiscal Year End Table
The table below reports all outstanding equity awards for each of the NEOs for fiscal year ended December 31, 2013.

	Option awards (1)					Stock awards (2)
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number ofsecurities underlying unexercised options (#) unexercisable (c)	Equity incentive plan awards: number of securities underling unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Maurice A. Gauthier	--	--	--	--	--	--	--	--	416,831
Thomas. R. Loftus	--	--	--	--	--	--	--	--	165,233
Thomas M. Kiernan	--	--	--	--	--	--	--	--	134,738
John T. Harris	--	--	--	--	--	--	--	--	158,080
Harry J. Flammang	--	--	--	--	--	--	--	--	122,760

Notes to Outstanding Equity Awards Table
1.	All options that were granted to the NEOs under VSE's 2004 Stock Option Plan had been exercised or expired on or before December 31, 2009. Therefore, no option data appears in the Table.
2.
As discussed above, the Restricted Stock Plan provides for dollar-denominated awards that are subject to a three-year vesting schedule: one-third of the award vests after completion of VSE's annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. As each third of the dollar-denominated award vests, the award is converted into restricted VSE Stock based on the fair market value (closing market price) of VSE Stock at the date of conversion. Accordingly, the number of shares of restricted Stock that have not vested is not currently determinable (see discussion above under "Executive Compensation Components—Long-Term Incentive Compensation"). The aggregate dollar-denominated value of all such awards that have not vested as of December 31, 2013, is reported in column (j) of the table.

Narrative to Outstanding Equity Awards Table
On December 30, 2005, the Board discontinued awarding options to purchase VSE Stock. Options outstanding as of December 30, 2005, were not affected by this Board action. See discussion above under "Executive Compensation Components—Long-Term Incentive Compensation."

Option Exercises and Stock Vested During Fiscal Year 2013 Table
The following table reports stock options exercised and stock awards vested by the NEOs during the fiscal year ended December 31, 2013.

Name (a)	Option Awards		Stock Awards
	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (1) (c)	Number of shares acquired on vesting (#) (2) (d)	Value realized on vesting ($) (e)
Maurice A. Gauthier	--	--	4,379	98,856
Thomas R. Loftus	--	--	2,059	46,507
Thomas M. Kiernan	--	--	1,811	40,908
John T. Harris	--	--	702	15,865
Harry J. Flammang	--	--	444	10,029

Notes to Options Exercises and Stock Vested Table
1.
No stock options were exercised by the NEOs during 2013. VSE has not granted any stock options to its employees, including officers, since December 31, 2005 and as of December 31, 2009 all VSE stock options had been exercised or had expired.

2.
The number of shares acquired pursuant to the Restricted Stock Plan on vesting reported in column (d) excludes the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law, as follows: Mr. Gauthier—2,079 shares, Mr. Loftus—979 shares, Mr. Kiernan—861 shares, Mr. Harris—253 shares and Mr. Flammang—242 shares. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock ($22.58 per share) on the vesting date (March 1, 2013), excluding the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law.

Pension Benefits
VSE does not provide pension arrangements or post-retirement health coverage for executives and employees. VSE and each of its wholly owned subsidiaries sponsor participation in the VSE Employee 401(k) Plan and each of VSE subsidiaries Energetics Incorporated and Akimeka, LLC sponsors a profit sharing plan.  Each of the plans are IRS-qualified, defined contribution, money-purchase plans. VSE also has a nonqualified deferred compensation plan as discussed below.

Nonqualified Deferred Compensation Table
The following table provides information related to potential benefits payable to each NEO under VSE's Deferred Supplemental Compensation Plan as of and for the year ended December 31, 2013.
Name (1) (a)	Executive contributions in last FY (2) ($) (b)	VSE contributions in last FY (3) ($) (c)	Aggregate earnings in last FY ($) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE (4) ($) (f)
Maurice A. Gauthier	--	172,677	174,724	--	1,147,536
Thomas R. Loftus	--	84,779	164,267	--	948,742
Thomas M. Kiernan	--	67,792	30,080	--	409,714
John T. Harris	--	83,101	5,804	--	221,569
Harry J. Flammang	--	64,729	91,141	--	588,680

Notes to Nonqualified Deferred Compensation Table

1.	Mr. Loftus has been a participant in the plan or predecessor plans for more than 20 years,
Mr. Gauthier, Mr. Kiernan, Mr. Harris and Mr. Flammang have been participants for six years, five years, three years, and ten years, respectively.

2.	Amounts reported in column (c) are reported in the Summary Compensation Table, column (i). Aggregate earnings (losses) reported in column (d) are not reported in the Summary Compensation Table.

3.
Amounts reported in column (f) include aggregate contributions that were reported as compensation to the NEOs in the Summary Compensation Table for previous years and aggregate earnings that were not reported as compensation. Aggregate contributions previously reported in the Summary Compensation Tables for the years 2000 through 2013, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were:

Aggregate Company Contributions and Earnings, 2000-2013
Name	Aggregate Company Contributions (S)	Aggregate Earnings ($)
Maurice A. Gauthier	845,739	301,797
Thomas R. Loftus	633,618	315,124
Thomas M. Kiernan	352,862	56,852
John T. Harris	213,159	8,410
Harry J. Flammang	417,975	170,705

Narrative to Nonqualified Deferred Compensation Table
We have a non-qualified, non-contributory Deferred Supplemental Compensation Plan ("DSC Plan") for all of our officers which was adopted by the Board in 1994. The DSC Plan provides, at the Board's discretion, for an annual contribution to the plan not to exceed 12% of our consolidated net income for the year. Each officer's allocation from the annual contribution bears the same percentage to the annual contribution as that officer's salary bears to total annual officer salaries. For 2013 an annual contribution of 8% of our consolidated net income (approximately $1.8 million) was authorized and allocated to 35 participant accounts, including about $473,000 allocated to the NEOs' accounts.

Benefits under the plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or if a change of control of VSE occurs. Our contributions to the DSC Plan are irrevocable and shall be used to pay benefits under the plan, subject to the claims of our general creditors.
Our annual contribution to the DSC Plan is deposited in a plan trust. The aggregate annual contribution is allocated for the benefit of each of the participants and credited to each of their respective Employer Contribution Accounts. Participants make investment elections for their respective account balances and annual contributions from a group of life insurance (COLI) investment funds managed by Lincoln Financial Group.

Potential Payments on Termination or Change of Control Table
The following table sets forth potential payments to our NEOs on termination of employment or a change of control of VSE. The amounts shown assume that such termination or termination on change of control was effective as of December 31, 2013, and are estimates of the amounts that would be paid to the NEOs on their termination. The actual amounts to be paid can only be determined at the time of such NEO's separation from VSE or any of our subsidiaries.

Potential Payments on Termination or Change of Control Table (1)
Name	Benefit	Termination Without Cause ($)	Termination on Change of Control ($)
Maurice A. Gauthier (2)	Salary	1,200,000	1,800,000
	DSC Plan	1,147,536	1,147,536
	Restricted Stock	416,831	416,831
Thomas R. Loftus	Salary	302,534	302,534
	DSC Plan	948,742	948,742
	Restricted Stock	165,233	165,233
Thomas M. Kiernan	Salary	241,917	241,917
	DSC Plan	409,714	409,714
	Restricted Stock	134,738	134,738
John T. Harris	Salary	288,750	288,750
	DSC Plan	296,546	296,546
	Restricted Stock	158,080	158,080
Harry J. Flammang	Salary	230,986	230,986
	DSC Plan	588,680	588,680
	Restricted Stock	122,760	122,760

Notes to Potential Payments on Termination or Change of Control Table
1.
The table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees—for example, qualified benefit plan distributions and payment for unused vacation pay.

2.	The information regarding Mr. Gauthier was based on his employment agreement, dated April 22, 2008 with VSE, prior to such agreement being amended and restated as of January 1, 2014.
Mr. Gauthier's amended and restated employment agreement with VSE, effective as of January 1, 2014, provides in the event of a termination on a change of control, that Mr. Gauthier would be paid (a) a severance payment equal to the lesser of (i) three times his base salary in effect as of the termination date or (ii) such amount as would not trigger the application of Section 280G of the Internal Revenue Code and (b) an annualized performance bonus for the year in which the termination occurred, based on an estimate of VSE's performance for the period before the termination date, as determined by the Compensation Committee, and on the terms and conditions of VSE's annual bonus plan, and prorated to reflect the number of days out of 365 during which Mr. Gauthier was employed by VSE during the year of termination.

Narrative to Potential Payments on Termination or Change of Control Table.  See "Compensation Discussion and Analysis" above for a description of the potential payments awarded upon termination or change of control and the criteria for such payments.

 Proposal No. 3
APPROVAL OF AMENDMENTS TO VSE'S 2006 RESTRICTED STOCK PLAN

We are requesting that stockholders vote in favor of amendments to our 2006 Restricted Stock Plan (the "Plan" or "Restricted Stock Plan") to (a) extend the term during which awards can be made under the Plan from May 3, 2016 to May 6, 2021 and (b) increase the VSE Stock authorized for issuance under the Plan from 250,000 shares to 500,000 shares, subject to adjustments for recapitalizations and certain other corporate transactions (collectively, the "Amendments"). The Amendments were approved by the Board on December 6, 2013, upon recommendation of the Compensation Committee (for purposes of this Proposal, the "Committee"), subject to the approval of our stockholders at the Annual Meeting.

If the Amendments are approved by stockholders, the Company will be able to continue after May 3, 2016, as discussed below, granting to its employees, including NEOs and employees of subsidiaries of the Company, and non-employee directors of VSE, awards of restricted stock and restricted stock units that entitle the grantees to receive VSE Stock ("Awards"). As of the date of this Proxy Statement, 221,118 shares of Stock have been issued under the Plan since its effectiveness in May 2006 and 28,882 shares remain available for issuance pursuant to Awards that are granted on or before May 3, 2016.  At the annual meeting held on May 3, 2011, the stockholders approved an amendment to the Plan extending its term from May 3, 2011 to May 3, 2016.  As of March 24, 2014, there were 5,355,698 shares of Stock outstanding.

If the stockholders approve the Amendments, no more than 500,000 shares of Stock, including the 221,218 shares previously issued under the Plan and the 28,882 shares currently available for issuance under the Plan may be issued pursuant to Awards granted on or before May 6, 2021.  Rights to receive VSE Stock under the Plan that are forfeited pursuant to the terms of an Award will be available again for grant and issuance under the Plan.  If the stockholders do not approve the Amendments, the current Plan will continue in effect, subject to its existing terms and conditions, and no Awards will be granted under the Plan after May 3, 2016.  VSE reserves the right to consider and adopt such other compensation plans and programs, as it may deem appropriate and in the best interest of VSE and its stockholders.

The purpose of the Plan is to promote VSE's ability to recruit and retain employees and non-employee directors and enhance the Company's growth and profitability by providing the incentive of long-term awards for continued employment and directorship and the attainment of performance objectives.  In 2005 the Board determined that restricted stock is a more effective form of equity-based compensation than stock options and decided to discontinue awarding stock options under the Company's 2004 stock option plan, until and unless the Board approves otherwise.  The Company's 2004 stock option plan will expire on May 3, 2014 with 560,000 shares unissued under the plan and no unexercised options outstanding under the plan. As with the Company's former use of stock options, the use of restricted stock or restricted stock units under the Plan is intended to promote a long-term focus on our performance and to provide our employees and non-employee directors with a means to have an equity stake in VSE that will, in turn, align their interest with those of our stockholders.

Upon expiration of the 2004 stock option plan on May 3, 2014, the Restricted Stock Plan will be the only compensation plan approved by the stockholders under which VSE equity securities are authorized for issuance to employees and directors.  However, in addition to being requested to approve the Amendments (to the Restricted Stock Plan) at the Annual Meeting, the stockholders are being requested to approve an amendment to VSE's 2004 Non-Employees Stock Plan extending its term from December 31, 2013 to December 31, 2018, with 69,238 shares of VSE Stock remaining for issuance thereunder to VSE's non-employee directors, as discussed below under "Proposal No. 4-Approval of an Amendment Extending VSE's 2004 Non-Employees Stock Plan."  The Company does not have any equity compensation plan that has not been approved by its stockholders.

The Awards and other benefits that may be granted to participants in the Plan if the Amendments are approved are not determinable.  Set forth below are the Awards made under the Plan to each of the following persons and groups for the fiscal year ended December 31, 2013.  Except for the Awards granted to non-executive directors, the Awards reflected below are dollar-denominated in an amount equal to a percentage of a participant's base salary that can be earned based on VSE's level of achievement of ROE targets.

(a)	To the NEOs (1)(2): (i) Maurice A. Gauthier: $354,000 (ii) Thomas R. Loftus: $132,561,(iii) Thomas M. Kiernan: $106,001,(iv) John T. Harris: $129,938, and (v) Harry J. Flammang: $101,211;
(b)	To all current executive officers as a group (1)(2): Awards aggregating $986,094;
(c)	To all current directors who are not executive officers as a group (3): 16,100 shares based on Awards aggregating $413,448; and
(d)	To all employees, including all current officers who are not executive officers, as a group (1)(2): Awards aggregating $850,515.

Notes
1.
The reflected Awards are dollar denominated grants that are subject to a three-year vesting schedule, with one-third vesting after completion of VSE's annual financial audit for the respective fiscal year and one third on each of the next two anniversaries of such initial vesting date, subject to continued employment with VSE.  If an awardee is not employed by VSE on any of the three vesting dates, such awardee's unvested shares are forfeited.  As each third of the dollar denominated Award vests, the Award is converted into restricted Stock based on the fair market value (closing market price) of the Stock on the conversion date.  Accordingly, the number of shares of restricted Stock is not currently determinable.

2.
For a further discussion of the granting of Awards to the NEOs, including vesting and forfeiture, see above under "Compensation Discussion and Analysis-Executive Compensation Components-Restricted Stock" and "Executive Compensation."

3.
For a further discussion of Awards to current directors who are not executive officers, see above under Proposal No. 1 Election of Directors-"Compensation of Non-Employee Directors for 2013 and- "Director Compensation for Fiscal 2013 Table."

Description of Plan

                   The following is a summary of the material features of the Plan, as it will be amended if the stockholders approve the Amendments. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan, which, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is hereby incorporated by reference.

                   Types of Awards; Eligibility. Awards of restricted stock and restricted stock units may be granted under the Plan ("Awards"). Awards of restricted stock are shares of VSE Stock that are awarded subject to such restrictions on transfer and such conditions of potential forfeiture as the Committee or Board may establish. Awards of restricted stock units are units valued by reference to the VSE Stock that a participant is entitled to receive, upon the settlement of the unit, after satisfaction of such conditions of potential forfeiture as the Committee or the Board may establish one share of VSE Stock for each unit. If the Amendments are approved by stockholders, VSE employees, including NEOs and employees of VSE subsidiaries and non-employee directors of VSE will be eligible to receive Awards under the Plan.  As of March 24, 2014, potentially eligible 2014 Plan participants included 49 employees, including NEOs and eight non-employee directors.

                  VSE Stock Subject to the Plan.  As of the date of this Proxy Statement, 221,118 shares of Stock have been issued under the Plan since its initial effectiveness in May 2006 and 28,882 shares remain available for issuance pursuant to Awards granted on or before May 3, 2016. If the Amendments are approved by the stockholders, no more than 500,000 shares of VSE Stock, including the shares previously issued under the Plan and shares currently available for issuance may be issued pursuant to Awards granted under the Plan, subject to adjustments for recapitalizations and certain other corporate transactions. Shares issued under the Plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an Award will be available again for grant and issuance under the Plan.

                   Term of the Plan. No Awards may be granted under the Plan after May 6, 2021 (the fifth anniversary of the date on which the Plan as amended is approved by stockholders at the Annual Meeting).

                   Administration. The Plan will be administered by the Committee. The Board, however, will be responsible for administering any Awards granted to non-employee directors.

                   Terms of Awards. The terms and conditions of each Award of restricted stock or restricted stock units granted to an employee or non-employee director will be determined under the Plan. The Committee will determine the terms and conditions of each Award to an employee, including the period which generally will extend for at least six months from the date of grant, during which the recipient of an Award (the "Grantee") cannot sell, transfer, pledge or assign Awards (the "Restrictions"). The Committee will determine the rights that Grantees have with respect to Awards. Upon the grant of an Award of restricted stock, the Company will certificate the shares, but will not deliver such shares to the Grantee unless and until the Restrictions associated with the shares have been satisfied. When all Restrictions applicable to an Award lapse, the Company will deliver to the Grantee a certificate for the number of shares of VSE Stock without any legend or restriction (except as necessary to comply with applicable federal and state securities laws).

                   Typically, each December the Board makes a determination regarding the granting of Awards to non-employee directors. Each Award to a non-employee director of restricted stock will be fully vested on the grant date. Awards of restricted stock to a non-employee director will also contain other terms and conditions as determined by the Board.

                   Termination of Employment. If any Grantee's employment is terminated, all of his or her Awards that are still subject to vesting will be forfeited by the Grantee. With respect to any Award, the Committee may, in its sole discretion, waive Restrictions in whole or in part, other than in the event of a Grantee's retirement.

                   Withholding. Tax liabilities incurred in connection with the grant of an Award or its vesting or lapse of Restrictions or settlement will be satisfied by our withholding a portion of the shares subject to the Award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by VSE under applicable law. Subject to certain conditions specified in the Plan, a  Grantee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

                   Adjustments. The aggregate number of shares of VSE Stock available for issuance under the Plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding Award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

                   Terminating Events. In the event of our liquidation or a transaction or series of transactions in which an unaffiliated third party acquires VSE Stock ownership such that this person has the ability to direct the Company's management, as determined by the Board in its sole discretion, the  Committee may provide that upon consummation of such an event, any outstanding Awards will vest in full or in part or that all restricted stock or restricted stock units that have been previously deferred be transferred to the recipient.

                  Amendment or Termination. The Plan may be amended by the Board or the Committee and may be terminated by the Board at any time. No Award will be materially and adversely affected by any amendment or termination without the written consent of the recipient of the Award.

                   Section 16(b). Approval of the Awards under the Plan by the Board or the Committee (if composed of solely two or more non-employee directors) will exempt the acquisition of VSE Stock pursuant to the Plan by a VSE director or officer from the provisions of Section 16(b) of the Exchange Act. Section 16(b) provides, among other things, that a director or officer who, within a six-month period, purchases and sells (or sells and purchases) the stock of a corporation that employs him or her is liable to the corporation for the difference between the purchase price and the sale price. Exchange Act Rule 16b-3 provides that the acquisition of stock by a director or officer of a corporation pursuant to an employee stock plan, including a plan such as the Plan, that meets certain requirements (including approval of Awards under the Plan by the Board or the Committee (if composed of solely two or more non-employee directors) ) is not subject to Section 16(b).

                   Restrictions on Resale. The Company intends to register the VSE Stock issuable under the Plan under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after the stockholders approve the Amendments. Certain officers may be deemed to be "affiliates" of VSE as that term is defined under the Securities Act. Stock acquired under the Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

                   Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the allowable deduction for compensation paid to an officer of a publicly held corporation who is the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to $1 million for each taxable year.

                   Certain types of compensation are exempted from the deduction limit imposed by Code Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board of directors that is composed solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the stockholders of the corporation before payment. In the case of an award of restricted stock or restricted stock units, a payment will satisfy the requirement that compensation be paid on the basis of a pre-established performance goal if the award is made by the compensation committee comprised solely of outside directors, and the plan is approved by the corporation's stockholders.

                   The Plan was designed to allow the Committee, in its sole discretion, to cause an Award thereunder to quality for the exemption from the $1 million aggregate limit on tax-deductible compensation payments under Code Section 162(m). Any Award that is designated to so qualify must include performance criteria that satisfy Code Section 162(m). Any Award intended to qualify as "performance-based compensation" under Code Section 162(m), either will be conditioned on or granted based upon the achievement of one or more of the following performance measures, which shall be set by the Committee no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Code Section 162(m): (a) total stockholder return, (b) stock price, (c) operating earnings, (d) net earnings, (e) return on equity or capital, (f) income, (g) level of expenses or (h) growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subdivisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion. Each Award intended to qualify as "performance-based compensation" will be subject to a $1 million per Award cap.

                   Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a participant for such performance period. In determining the number of units or shares earned by a participant, for a given performance period, subject to any applicable Award agreement, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. For Awards that are intended to qualify as "performance based compensation" the Committee has the authority to waive vesting conditions in the case of death, disability or a change of control of the Company, but not under any other circumstances.

Federal Income Taxation. The federal and state income tax consequences of restricted stock and restricted stock units are complex and subject to change. The following discussion is only a brief summary of the general U.S. federal income tax consequences of restricted stock and restricted stock units granted under the Plan and does not cover all specific transactions that may arise. A taxpayer's particular situation may be such that the general federal income tax rules described below may not apply. Also, this summary does not cover the state, local or foreign tax consequences of either the award of restricted stock or restricted stock units or the subsequent sale or other transfer of the underlying VSE Stock, or federal or state estate tax, inheritance or death taxes. Therefore, each participant in the Plan is urged to consult with his or her own tax advisor regarding federal, state, local and foreign tax consequences relating to participation in the Plan.

                   Restricted Stock. Generally, the grant of an award of restricted stock that is subject to restrictions on transfer and a substantial risk of forfeiture is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the common stock received. An award of restricted stock that is fully vested on the grant date generally will be taxable to the recipient on such date. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the restrictions lapse or when the award was granted, if not subject to restrictions. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

                   Restricted Stock Units. Generally, the grant of an award of restricted stock units is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled, in an amount equal to the fair market value of the common stock received. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

                   Section 83(b) Election. If a recipient of an Award of restricted stock properly makes an election pursuant to Code Section 83(b), he or she will recognize ordinary compensation income equal to the fair market value of the common stock at the time the Award is granted, without taking into account the effect of the restrictions on the Award. The recipient's basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of VSE Stock that was subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the Award. If, however, the recipient forfeits an Award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.

                   Approval of the Amendments requires the affirmative vote of the holders of a majority of the VSE Stock present, in person or by proxy, and entitled to be cast at the Annual Meeting.

The Board unanimously recommends that stockholders vote "for" approval of the Amendments to the VSE Corporation 2006 Restricted Stock Plan.

Proposal No. 4

APPROVAL OF AN AMENDMENT EXTENDING VSE'S 2004 NON-EMPLOYEE DIRECTORS STOCK PLAN
We are requesting that stockholders vote in favor of extending the term of our 2004 Non-Employee Directors Stock Plan (the "Directors Stock Plan") from December 31, 2013 to December 31, 2018. The proposed extension of the Directors Stock Plan will not increase (or decrease) the number of shares of VSE Stock that were issuable under the plan immediately before it expired on December 31, 2013. The amendment to extend the term of the Directors Stock Plan from December 31, 2013 to May 6, 2018 was approved by the Board on December 6, 2013, upon recommendation of the Compensation Committee, subject to the approval of the stockholders at the Annual Meeting.

The Board believes it is desirable that individuals who serve as directors, but who are not employees, of VSE ("non-employee directors") have a financial interest in VSE's performance. Effective January 1, 2014, each non-employee director is paid an annual cash retainer of $40,000, and $1,000 for each Board meeting attended, and each Board committee member is paid $1,000 for each committee meeting attended. Each non-employee director also received in respect of 2013 an annual award under VSE's 2006 Restricted Stock Plan of such number of shares of VSE Stock equal to $60,000 divided by the per share closing price of VSE Stock on the first trading day of 2014, rounded to the nearest 100 shares. The chairman of the Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee were each paid an additional annual fee of $12,000, $10,000 and $5,000, respectively, for 2013. The Chairman of the Board was also paid $60,000 for serving in such capacity during 2013.

Each non-employee director was permitted to elect to receive all or a portion of his or her annual compensation in VSE Stock pursuant to the Directors Stock Plan. No such elections were made in 2013.

For further information regarding the compensation of our Non-Employee Directors, see the section "Compensation of Non-Employee Directors for 2013 under Proposal No. 1, Election of Directors."

            The following summary of the Directors Stock Plan is qualified in its entirety by reference to the complete text of the Directors Stock Plan which is attached to this Proxy Statement as Appendix B and is hereby incorporated by reference.

            Administration. The Directors Stock Plan is administered by the Board. The Board, however, will only have the authority to determine terms and conditions of the VSE Stock issuances to non-employee directors under the Directors Stock Plan to the extent such terms and conditions are not otherwise stated in the Directors Stock Plan.

            Eligibility. All non-employee directors will be eligible to participate in the Directors Stock Plan. VSE currently has eight non-employee directors.

            Stock Subject to Directors Stock Plan. Upon effectiveness in May 2004, a total of 100,000 shares of VSE Stock (giving effect to a subsequent stock dividend) were available for issuance under the Directors Stock Plan. As of December 31, 2013, a total of 69,238 shares of VSE Stock remained available for issuance under the Directors Stock Plan and if the stockholders approve the extension of the term of the plan, a total of 69,238 shares will remain available for issuance under the plan. If, however, any change is made to the VSE Stock subject to the Directors Stock Plan, whether by reason of recapitalization, stock split or reverse, combination or exchange of shares, or other capital change affecting the VSE Stock, the Board is authorized to make appropriate adjustments to the maximum number of shares subject to the Directors Stock Plan.

            Section 16(b). Exchange Act Rule 16 b-3 will exempt the acquisition of shares pursuant to the Directors Stock Plan by a VSE non- employee director from the provisions of Section 16(b). Section 16(b) provides, among other things, that a director who, within a six-month period, purchases and sells (or sells and purchases) the stock of a corporation which employs him or her is liable to the corporation for the difference between the purchase price and the sale price.

Restrictions on Resale.  The Company intends to register the VSE Stock issuable under the Directors Stock Plan under the Securities Act as soon as practicable after the stockholders approve the extension of the plan. Certain non-employee directors may be deemed to be "affiliates" of VSE as that term is defined under the Securities Act. Stock acquired under the Directors Stock Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

            Amendments and Termination. The Board may from time to time alter, amend, suspend, or discontinue the Directors Stock Plan. Unless terminated earlier by the Board, the Directors Stock Plan will terminate on December 31, 2018.

            Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences relating to Stock issued under the Directors Stock Plan. The summary does not purport to be complete, is solely for general information and does not make any specific representations to any participant. The tax treatment under foreign, state or local law is not covered in this summary. In addition, tax laws are subject to change at any time. Therefore, each participant is urged to consult with his or her own tax adviser for counseling regarding federal, state, local and foreign tax consequences relating to participation in the Directors Stock Plan.

            Under the current provisions of the Code, a non-employee director will realize taxable compensation equal to the value of any cash received plus the value of the Stock delivered in payment of his or her annual retainer. The tax basis for such Stock will equal the number of the shares received multiplied by the fair market value of the Stock on the date of the allocation. If such Stock is subsequently sold, the non-employee director will realize a capital gain (or loss) equal to an amount which the proceeds of the sale exceed (or are less than) the basis for such Stock.

Approval of the extension of the Directors Stock Plan requires the affirmative vote of the holders of a majority of the VSE Stock present, in person or by proxy, and entitled to be cast at the Annual Meeting.

The Board unanimously recommends that stockholders vote "for" the approval of the extension of the VSE Corporation 2004 Non-Employee Directors Stock Plan.

Proposal No. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Exchange Act requires that we include in this Proxy Statement a non-binding advisory stockholders vote on our executive compensation as described in this Proxy Statement (commonly referred to as "Say-on-Pay") and a non-binding stockholders vote to advise on whether the Say-on-Pay vote should occur every one, two or three years (commonly referred to as "Say When on Pay").

We encourage stockholders to review the "Compensation Discussion and Analysis" and the "Executive Compensation" sections of this Proxy Statement.  VSE's consistent value creation over the long term is reinforced by and aligned with the executive compensation program. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•
We provide a significant part of executive compensation in performance based incentives, including performance VSE Stock. Payouts of performance Stock are based on achievement of financial objectives over three years and are capped at 100% of the Stock awards.

•	We have annual award and three-year payout cycles for performance Stock.

•	We respond to economic conditions appropriately, such as holding base salaries and bonuses of the NEOs in 2012, reflecting lower year-over-year results.

•	We do not provide tax gross-ups to our NEOs.

The Board strongly endorses the Company's executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as described in this Proxy Statement under "Compensation Discussion and Analysis" and "Executive Compensation," including the related tabular and narrative disclosure contained in this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements.

The approval of the advisory resolution on the Company's compensation of executive officers requires the affirmative vote of a majority of the Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote "for" the approval of the Company's executive compensation.

Proposal No. 6

VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As mentioned above, the Exchange Act requires that we include in this Proxy Statement a separate non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

After careful consideration of this proposal, our Board has determined that an advisory stockholders vote on executive compensation that occurs once every year is the most appropriate alternative for our Company at this time, and therefore our Board recommends an annual stockholders vote for the advisory vote on executive compensation.   Also, we welcome communications with our stockholders as frequently as possible to be advised on matters that concern them.

In formulating its recommendation, our Board considered that an annual advisory stockholders vote on executive compensation provides the highest level of communication with our stockholders by allowing them to provide us with their direct input on our NEOs, as disclosed in VSE's proxy statement, every year. Additionally, an annual advisory vote on executive compensation is consistent with our belief that engagement with our stockholders is a component of our corporate governance and our practice of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters.

In the future we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our stockholders on this proposal or for other reasons.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. However, because this vote is advisory and not binding on our Board in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board unanimously recommends that stockholders vote to conduct an advisory stockholders vote on executive compensation every year.

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           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of the record date, March 24, 2014, there were 5,355,698 shares of VSE Stock outstanding. The following table sets forth certain information regarding beneficial ownership of VSE Stock as of March 24, 2014, for beneficial owners of more than 5% of VSE Stock, each executive officer, each director nominee, and for all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Shares beneficially owned	Percent of class(a)

Certain Beneficial Owners (at least 5%)
FMR LLC (a)	651,071	12.21%

Non-Employee Directors
Ralph E. Eberhart	9,200	*
Clifford M. Kendall (b)	23,742	*
Calvin S. Koonce (c)	910,749	17.1%
James F. Lafond	11,301	*
David M. Osnos	25,300	*
John E. Potter	1,300	*
Jack C. Stultz	3,600	*
Bonnie K. Wachtel (d)	62,876	1.2%

Executive Officers and Other Director
Harry J. Flammang	2,222	*
Maurice A. Gauthier	28,856	*
John T. Harris	2,176	*
Thomas M. Kiernan	10,841	*
Thomas R. Loftus	33,481	*
Nancy Margolis	1,566	*
Donnelle L. Moten	3,911	*

Directors and Executive Officers as a Group
(15 persons)	1,131,121	21.1%

* Represents less than one percent.

(a)	FMR LLC's mailing address is 82 Devonshire Street, Boston, MA 02109-3605.
(b)	The share amount reported for Mr. Kendall does not include 61,958 shares held in an irrevocable trust.
(c)	Mr. Koonce's mailing address is 6550 Rock Spring Drive, Suite 600, Bethesda, Maryland 20817. The share amount reported for Mr. Koonce does not include 10,000 shares held by spouse.
(d)	The share amount reported for Ms. Wachtel does not include 1,000 shares held in a retirement account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires VSE officers and directors and persons who own more than 10% of the VSE Stock to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed their reports on a timely basis during 2013.
STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible to be presented at our 2015 annual meeting of stockholders by no later than the close of business on December 8, 2014. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Exchange Act Rule 14a-8(b) (2), to our principal executive offices at, 6348 Walker Lane, Alexandria, Virginia 22310-3226 in care of our Corporate Secretary by no later than the close of business on December 8, 2014 to be considered for inclusion in VSE's proxy material relating to such meeting.

In addition, under our By-Laws stockholders may recommend persons to be nominated for election as our directors at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by our Secretary no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., February 6, 2015 in respect of the annual stockholders meeting in 2015. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of our Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate's biographical data and qualifications.

OTHER MATTERS
We will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. We will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

            A copy of the VSE's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2013, will be furnished without charge on written or telephonic request to Thomas M. Kiernan, Vice President and Corporate Secretary, 6348 Walker Lane, Alexandria, VA  22310-3226 or call (703) 329-4721. The Form 10-K is also available at www.vsecorp.com

By Order of the Board of Directors
Thomas M. Kiernan, Secretary
____________________________

Appendix A

VSE CORPORATION
2006 RESTRICTED STOCK PLAN, AS AMENDED
1.            Purpose
The purpose of the VSE Corporation 2006 Restricted Stock Plan (the "Plan") is to promote the ability of VSE Corporation, a Delaware corporation, to recruit and retain employees and non-employee directors and enhance the growth and profitability of VSE Corporation by providing the incentive of long-term awards for continued employment and directorship and the attainment of performance objectives.  On May 2, 2011, the Board approved and adopted certain amendments to the Plan and such amendments became effective on May 3, 2011 when they were approved by VSE Corporation's stockholders.  On December 6, 2013, the Board approved and adopted certain additional amendments to the Plan, which have been incorporated into the Plan, as set forth herein.  The Plan, as amended, is subject to the approval of the VSE Corporation's stockholders, as set forth in Section13 below.
2.            Definitions
(a)	"Affiliate" means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)	"Award" means an award of Restricted Stock or Restricted Stock Units granted under the Plan.
(c)            "Board" means the Board of Directors of the Company.
(d)	"Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board's determination shall be final and binding.
(e)            "Code" means the Internal Revenue Code of 1986, as amended.
(f)	"VSE Plan" means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including the Plan, the VSE Corporation 2004 Stock Option Plan, the VSE Corporation 1998 Stock Option Plan and the VSE Corporation 2004 Directors Stock Plan.
(g)            "Committee" means the Compensation Committee of the Board.
(h)            "Common Stock" means Common Stock, par value $0.05 per share, of the Company.
(i)	"Company" means VSE Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(j)            "Date of Grant" means the date on which an Award is granted.

(k)	"Eligible Employee" means an employee of a Participating Company, as determined by the Committee.
(l)            "Fair Market Value" means:
(i)	If trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.
(ii)	If trades of Shares are not reported on the Nasdaq National Market but Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.
(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.
(m)	"Grantee" means an Eligible Employee or Non-Employee Director who is granted an Award.
(n)	"Non-Employee Director" means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.
(o)            "Other Available Shares" means, as of any date, the sum of:
(i)	The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a VSE Plan or otherwise in connection with the performance of services to the Company or an Affiliate thereof; plus
(ii)            The excess, if any of:
(1)	The total number of Shares owned by a Grantee other than the Shares described in Section 2(o) (i); over
(2)            The sum of:
(A)	The number of such Shares owned by such Grantee for less than six months; plus
(B)	The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 8(c)(ii) or any similar withholding certification under any other VSE Plan; plus
(p)            "Participating Company" means the Company and each of the Subsidiary Companies.
(q)	"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

(r)	"Plan" means the VSE Corporation 2006 Restricted Stock Plan, as set forth herein, and as amended from time to time.
(s)            "Restricted Stock" means Shares subject to restrictions as set forth in an Award.
(t)	"Restricted Stock Unit" means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.
 (u)            "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.
(v)	"Senior Executive" means an Eligible Employee whom the Committee has identified as a "covered employee" for purposes of Code Section 162(m).
(w)            "Share" or "Shares" means a share or shares of Common Stock.
(x)	"Subsidiary Companies" means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of Code Section 424(f).
(y)	"Successor-in-Interest" means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(z)            "Terminating Event" means any of the following events:
(i)            the liquidation of the Company; or
(ii)            a Change of Control.
(aa)	"Third Party" means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company or an Affiliate of the Company.
(bb)	"Vesting Date" means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.
(cc)            "1933 Act" means the Securities Act of 1933, as amended.
(dd)            "1934 Act" means the Securities Exchange Act of 1934, as amended.
3.            Rights to be Granted
Rights that may be granted under the Plan are:
(i)	Rights to Restricted Stock which gives the Grantee ownership rights in the Shares pursuant to the Award, subject to a substantial risk of forfeiture, as set forth in Section 7, and
(ii)	Rights to Restricted Stock Units which give the Grantee a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of Shares upon the terms and conditions set forth in the Plan and the applicable Award. It is intended that any Restricted Stock Units issued hereunder be exempt from the provisions of Section 409A of the Internal Revenue Code by qualifying for the "short-term deferral" exemption described in Treasury Regulation Section 1.409A-1(b)(4). As such, all Restricted Stock Units shall be paid out in full as soon as practicable following their Vesting Date and, in all events, shall be paid out in full no later than two and one-half months following the end of the calendar year in which the Vesting Date occurs.

4.            Shares Subject to the Plan or Awards
(a)	Not more than 500,000 Shares in the aggregate, including the Shares previously issued under the Plan and currently available for issuance, may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Section 9. The Shares issued under the Plan may, at the Company's option, be either Shares held in treasury or Shares originally issued for such purpose.
(b)	If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.
5.            Administration of the Plan
(a)	Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.
(b)	Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:
(i)	select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and
(ii)	interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.
The determination of the Committee in all matters as stated above shall be final, binding and conclusive.
(c)	Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d)	Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
(e)	Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's certificate of incorporation and by-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

(f)	Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:
(i)            has a base salary of $100,000 or more;
(ii)	is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act; or
(iii)            is a Senior Executive.
(g)	Termination of Delegation of Authority. Any delegation of authority described in Section 5(f) shall continue in effect until the earliest of:
(i)	such time as the Committee shall, in its discretion, revoke such delegation of authority;
(ii)            the delegate shall cease to be an employee of the Company for any reason; or
(iii)	the delegate shall notify the Committee that he declines to continue exercise such authority.
6.            Eligibility
Awards may be granted only to Eligible Employees and Non-Employee Directors.
7.            Restricted Stock and Restricted Stock Unit Awards
The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.
The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:
(a)	Time of Grant. No Awards shall be granted after the seventh anniversary of the Effective Date.
(b)	Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.
(c)	Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms and conditions of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the Grantee's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

(d)	Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.
(e)	Vesting / Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee's Restricted Stock or Restricted Stock Units.
(f)	Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.
(g)	Termination of Grantee's Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. If a Grantee terminates employment with all Participating Companies, all Restricted Shares or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.
(h)	Delivery of Shares. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee's Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 8(a)). All Awards shall be settled no later than the March 15th following the calendar year in which such Award is vested. The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

(i)	Qualified Performance-Based Awards. A Subcommittee of the Committee ("Subcommittee"), comprised solely of two or more Non-Employee Directors who otherwise meet the requirements of being "outside directors" as defined in Code Section 162(m), may designate whether any Award granted to a Senior Executive is intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m).

(i)	Any Award designated as intended to be performance-based compensation shall be, to the extent required by Code Section 162(m) either (A) conditioned upon the achievement of one or more of the following performance measures, or (B) granted based upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity or capital, income, level of expenses, growth in revenue, or other performance measures deemed by the Subcommittee to be appropriate. The provisions describing the performance goals associated with an Award to a Senior Executive must be expressed in an objective rather than subjective manner such that a Third Party having knowledge of the relevant performance results could calculate the extent, if any, to which an Award has become vested. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Subcommittee may determine, in its discretion, including in absolute terms, as a global performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Subcommittee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Subcommittee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such factors as the Subcommittee may determine; including, any adjustments that would result in the Company paying non-deductible compensation to a Participant. For any Award subject to such pre-established formula, no more than $1,000,000 can be paid in satisfaction of such Award to any Senior Executive.

(ii)	Any Award that is intended to qualify as "performance-based compensation" shall also be subject to the following:
(A)	No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Code Section 162(m)), the Subcommittee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals the number of shares or units that may be earned by a Participant for such performance period.
(B)	Following the completion of each performance period, the Subcommittee shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares if any, earned by a Participant for such performance period. All decisions by the Subcommittee as to the terms and conditions of an Award and the extent to which an Award has become vested shall be binding and conclusive on the Senior Executives.
(C)	In determining the number of units or shares earned by a Participant for a given performance period, subject to any applicable Award Agreement, the Subcommittee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Subcommittee may deem relevant to the assessment of individual or corporate performance for the performance period.

(D)	In the case of Senior Executives being granted Awards subject to Section 7(i) at least six months must elapse from the date of the grant of the Award to the date of disposition of underlying Shares.
(j)	Death or Disability. The Committee may, in its discretion, waive the Vesting Date or any restrictions imposed on an Award in the event of the death or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.
8.            Securities Laws; Taxes
(a)	Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
(b)	Taxes. Subject to the rules of Section 8(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.
(c)	Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i)	In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.
(ii)	Except as otherwise provided in this Section 8(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company's withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Section 8(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 8(c)(ii) may be made only by a Grantee or, in the event of the Grantee's death, by the Grantee's legal representative. No Shares withheld pursuant to this Section 8(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 8(c)(ii) as it deems appropriate.

9.            Changes In Capitalization
The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 9 and any such determination by the Committee shall be final, binding and conclusive.
10.            Terminating Events
The Committee shall give Grantees at least ten (10) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part.
Claims for benefits under the Plan must be filed with the Committee at the following address:
VSE Corporation
6348 Walker Lane
Alexandria, VA 22310
Attention: Corporate Secretary
11.            Amendment and Termination
The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially and adversely affected by any such termination or amendment without the written consent of the Grantee.

12.	Construction and Certain Terms and Phrases
(a)	Unless the context of the Plan otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to the entire Plan and not to any particular provision of the Plan and (iv) the term "Section" without any reference to a specified document refer to the specified Section of the Plan.
(b)	The words "including," "include" and 'includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.
(c)	The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.
(d)	Whenever the Plan refers to a number of days, such number shall refer to calendar days unless business days are specified.
(e)	All accounting terms used herein and not expressly defined herein shall have the meanings ascribed to them under United States generally accepted accounting principles.
(f)	Any reference to any federal, state, local or foreign statute or law, including the Code, 1933 Act and the 1934 Act, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
13.            Effective Date
The Plan was originally approved and adopted by the Board on February 9, 2006, and approved by VSE's stockholders on May 2, 2006.  The Plan, as amended, was approved and adopted by the Board on March 2, 2011, and approved by VSE's stockholders on May 3, 2011.  The Plan, as further amended, was approved and adopted by the Board on December 6, 2013, subject to the approval of the holders of a majority of the Common Stock entitled to vote thereon at the stockholders meeting, to be held on May 6, 2014.  The effective date of the Plan shall be the date on which the Plan, as amended, is approved by VSE's stockholders as contemplated by the immediately preceding sentence (the "Effective Date).
14.            Governing Law
The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with the laws (excluding conflict of law rules and principles) of the State of Delaware.
Executed as of December 6, 2013.

Appendix B

VSE CORPORATION 2004 NON-EMPLOYEE DIRECTORS STOCK PLAN,
AS AMENDED

1.  Purpose.  The purpose of the VSE Corporation 2004 Non-Employee Directors Stock Plan (the "Plan") is to provide a means for non-employee directors of VSE Corporation, a Delaware corporation (the "Company"), to increase their proprietary interest in the Company's growth and success as the owners of additional common stock of the Company ("Company Stock").

2.  Administration.  The Company's board of directors (the "Board") shall administer the Plan.  All questions of interpretation and application of the terms and conditions of the Plan are subject to the Board's sole discretion, which shall be binding on all Participants.

3.  Eligibility.  All non-employee members of the Board are covered by this Plan ("Participants").

4.	Company Stock.
a.	Company Stock allocated under the Plan may be either authorized but unissued or issued and held in the treasury.
b.	A maximum of 100,000 shares of Company Stock may be allocated and issued under the Plan, subject to adjustment as provided in Section 4(c) below.
c.	Appropriate adjustment will be made for any stock dividend, stock split, combination of Company Stock or other change in the capitalization of the Company.

5.  Participation.  Every non-employee director of the Company shall automatically participate in the Plan until the earlier of his or her retirement, resignation, nonreelection, disability or death.

6.  Contributions.   Commencing as of January 1, 2004, from and after the date of participation, each Participant may elect in respect of each year that all or a specified portion of his or her annual retainer fee shall be allocated to and paid in Company Stock under the Plan ("Stock Portion"), with the balance of such annual retainer, if any, being payable in cash ("Cash Portion").  Such election shall be made in writing and provided to the Corporate Secretary by November 1 of each year or such other date as the Board may determine, provided such date is at least 30 days prior to the date on which the fair market value of the Company Stock is determined pursuant to Section 7(a) of this Plan.  If any Participant fails to provide the above-mentioned written election by the date referenced in the preceding sentence, such Participant's annual retainer fee shall be paid fully in cash for the particular year.  If not enough Company Stock is available to satisfy one or more Participant's Stock Portion elections in respect of a year, such elections shall be automatically adjusted, on a pro rata basis, to match the amount of shares of Company Stock available hereunder, in proportion to the number of shares of Company Stock each Participant would have received in respect of his or her election as if sufficient Company Stock was available for all elections.

7.  Allocation.
a.
Company Stock is allocated to Participants at its fair market value as of the date of allocation.  "Fair Market Value" means on any given date, the closing price of the Company Stock as reported on the Nasdaq National Market System ("Nasdaq") for the date in question. If no sales of Company Stock were made on Nasdaq on that date, the closing price of a share of Company Stock as reported on Nasdaq for the preceding day on which sales of Company Stock were made on Nasdaq shall be substituted.

b.	No fractional shares shall be allocated.
c.	Any residual cash balance may be credited to Participants or distributed along with the Cash Portion in the Board's sole discretion.
B-1

8.  Taxes.  The Cash Portion shall be paid to Participants to cover the estimated taxes associated with the issuance of Company Stock under this Plan.  Notwithstanding the foregoing, each Participant is solely responsible for calculation and payment of his or her tax liability in respect of the Plan, irrespective of whether or not such Participant's Cash Portion is sufficient to cover the entire amount of actual taxes associated with the Participant's Stock Portion.

9.  Distributions.
a.	As soon as practicable, a stock certificate will be issued to each Participant for the number of shares of Company Stock allocated to the Participant under the Plan.
b.	By executing a copy of this Plan, the Participant represents and warrants to the Company that
i.
he or she will acquire and hold all the Company Stock issued to him or her hereunder for his or her own account for investment and not with the view toward resale or distribution except in accordance with Federal and state securities laws; and that

ii.
he or she will not directly or indirectly distribute or otherwise transfer any interest in Company Stock acquired under this Plan except pursuant to (a)  an effective and current registration statement under the Securities Act of 1933, as amended (the "Act") covering the Company Stock, or (b)  a specific exemption from registration under the Act.

c.	The Company may require Participant to furnish an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required.
d.
By executing a copy of this Plan each Participant also acknowledges that (i) the Company Stock issued under the Plan will be issued pursuant to exemption from the registration under the Act; (ii) such Company Stock must be held indefinitely unless it is registered or an exemption from registration becomes available under the Act and the applicable state laws; (iii) the Company is under no obligation to facilitate resale of the Company Stock whether by registration, Rule 144 under the Act, or otherwise; (iv) if Rule 144 under the Act is available for resale of the Company Stock, such sales will or may be subject to specific holding periods, volume restrictions, and other provisions; and (v) the Participant will bear the economic risk of the investment in the Company Stock for an indefinite period of time.

10.  Amendment of the Plan.  The Board may from time to time alter, amend, suspend, or discontinue the Plan.

11.  Miscellaneous.
a.	This Plan does not create any obligation of the Board to nominate any director for re-election by the Company's stockholders.
b.	Participants will have no stockholder rights with respect to the Company Stock subject to the Plan until it is allocated and issued to Participants.
c.
None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, nor are they subject to attachment, garnishment or other legal process.  Neither Participant nor beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.

d.
Participant's latest beneficiary designation under the VSE Corporation 1996 or 1998 or subsequent Stock Option Plan adopted by the Board is deemed to be the Participant's beneficiary designation under this Plan unless otherwise directed in writing by the Participant to the Company's Secretary.

12.  Effective Date, Stockholders Approval, and Termination.  Effective Date, Stockholder Approval, and Termination.  The Plan was originally approved by the Company's stockholders to be effective from January 1, 2004 until December 31, 2013.  The Board has approved an extension of the Plan beginning January 1, 2014 to December 31, 2018.  Upon approval of the holders of a majority of the Company Stock entitled to vote thereon, the Plan, as amended, will be effective retroactively to January 1, 2014, and will be effective until December 31, 2018, unless terminated earlier by the Board.

13.  Governing Law.  Delaware law shall govern this Plan

B-2

REVOCABLE PROXY
VSE CORPORATION

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote by proxy:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-855-574-1382 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 6, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/vsec prior to 3 a.m., May 6, 2014.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Annual Meeting Materials are available at:
http://www.cfpproxy.com/3307

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

1. **Election of Directors** for all nominees listed below, except as marked to the contrary below. — For ☐ With-hold ☐ For All Except ☐

Nominees:

(01) Ralph E. Eberhart	(02) Maurice A. Gauthier	(03) Clifford M. Kendall
(04) Calvin S. Koonce	(05) James F. Lafond	(06) David M. Osnos
(07) Jack E. Potter	(08) Jack C. Stultz	(09) Bonnie K. Wachtel

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

2. **Ratification of the appointment Ernst & Young LLP** as the independent registered public accounting firm of VSE Corporation for the year ending December 31, 2014. — For ☐ Against ☐ Abstain ☐
3. **To approve amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 3, 2021, and (b) increasing by 250,000 shares the VSE common stock authorized for issuance under the plan;** — For ☐ Against ☐ Abstain ☐
4. **To approve an amendment to the VSE Corporation 2004 Non-Employee Directors Stock Plan extending its term from December 31, 2013 to December 31, 2018;** — For ☐ Against ☐ Abstain ☐
5. **Approval, by non-binding advisory vote, of the Company's executive compensation.** — For ☐ Against ☐ Abstain ☐
6. **Recommendation, by non-binding advisory vote, on the frequency of executive compensation advisory votes.** — One Year ☐ Two Years ☐ Three Years ☐ Abstain ☐
7. In their discretion, the Proxies are authorized to vote on such other business as may properly come before this meeting.

The Board of Directors recommends a vote FOR each nominee in Proposal 1, FOR Proposals 2, 3, 4 and 5 and FOR one year on Proposal 6.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee in Proposal 1, FOR Proposals 2, 3, 4 and 5 and FOR one year on Proposal 6.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______________ Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

VSE CORPORATION — ANNUAL MEETING, MAY 6, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/vsec

You can vote in one of three ways:

1. Call **toll free 1-855-574-1382** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/vsec** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

VSE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 6, 2014
10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clifford M. Kendall and Thomas M. Kiernan as Proxies, each with the power to appoint his substitute, and hereby authorizes them to vote as designated below, all the Common Stock of VSE Corporation held of record by the undersigned as of the close of business on March 24, 2014, at the annual meeting of stockholders scheduled to be held on May 6, 2014, at 10:00 a.m. and at any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND FOR ONE YEAR ON PROPOSAL 6.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

3307